UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2026

Dear Informa TechTarget Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of TechTarget, Inc. (the "Annual Meeting"), which will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, June 11, 2026, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

We are using the "Notice and Access" method for providing our proxy materials to you via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 ("Annual Report"). The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our Annual Report, and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in Informa TechTarget.

Sincerely,

/s/ Patrick Martell	/s/ Gary Nugent
PATRICK MARTELL Chairperson of the Board	GARY NUGENT Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the "Company"), to be held at 2:00 p.m., Eastern Daylight Time, on Thursday, June 11, 2026 (the "Annual Meeting"), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following matters at the Annual Meeting:

(1)
To elect our nine director nominees, Sally Ashford, Stephen A. Carter, David Flaschen, M. Sean Griffey, Don Hawk, Patrick Martell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten, each to serve for a term expiring at our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)
To approve an advisory (non-binding) resolution to approve the compensation of our named executive officers; and

(4)
To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company's common stock at the close of business on April 17, 2026 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 29, 2026, and provide access to our proxy materials over the Internet, beginning on April 29, 2026, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding legal proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a legal proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 28, 2026

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of TechTarget, Inc. (the "Company," "Informa TechTarget," "we," "us," or "our") of proxies to be voted at our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 2:00 p.m., Eastern Daylight Time, on Thursday, June 11, 2026, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 17, 2026 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 72,299,443 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to our headquarters are available at: www.informatechtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR each of the nine nominees for director (Proposal No. 1), (ii) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); (iii) FOR approval of an advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3); and (iv) in the discretion of the person or persons named in the Company's form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof.

Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by delivering written notice addressed to our Corporate Secretary (provided we receive your written notice before the Annual Meeting date), by submitting a duly executed proxy bearing a later date (provided we receive the later proxy card before the Annual Meeting date), by voting again over the telephone or the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 11, 2026, or by attending and voting at the Annual Meeting. Mere attendance at the Annual Meeting of the person appointing a proxy does not revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2025 (the "Form 10-K"), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (617) 431-9200. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.informatechtarget.com. We include our website address in this Proxy Statement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website and the information contained or linked therein or otherwise connected thereto is not a part of or incorporated by reference into this Proxy Statement, regardless of any reference to such website in this Proxy Statement.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about April 29, 2026 at www.edocumentview.com/TTGT.

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.
What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 17, 2026, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or other nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.
How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. For information on how to obtain directions to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at 275 Grove Street, Newton, MA 02466, or call (617) 431-9200, or email investor@informatechtarget.com.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials ("Notice"), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR the election of nominees in Proposal No. 1, and FOR Proposal No. 2 and Proposal No. 3. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	2

4.
How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing and delivering a later-dated proxy card before the Annual Meeting date, by voting again over the telephone or on the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 11, 2026, by attending the Annual Meeting and voting, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.
What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 17, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 72,299,443 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

6.
How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.
What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers' unvoted shares only on "discretionary" matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on these certain limited matters, vote your shares. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is referred to as a "broker non-vote." We expect that brokers, banks, trusts and other nominees will have discretionary voting authority with respect to Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm). We expect that brokers, banks, trusts and other nominees will not have discretionary voting authority with respect to the other proposals to be voted upon at the Annual Meeting and, without your instruction, will not be able to vote your shares on those proposals. Proxies reflecting broker non-votes (where a broker or nominee does not have discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present, provided there is at least one discretionary matter to be voted on.

8.
What vote is required to approve the election of directors (Proposal No. 1)?

With respect to the election of directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that, subject to the terms of the Stockholders Agreement (as defined below), to be elected in an uncontested election where a quorum is present, a director nominee shall be elected if the nominee receives a majority of the votes cast with respect to that nominee's election by the shares present or represented by proxy at the Annual Meeting. If the votes cast "against" a nominee's election exceed the votes cast "for" the nominee's election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent director is not reelected to the Board, that incumbent director will "hold over" in office as a director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of directors, each incumbent director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	3

9.
What vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2)?

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote "FOR," "AGAINST," or "ABSTAIN." If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, we expect that your bank or brokerage firm will have the authority to vote your shares. If your bank or brokerage firm elects not to vote your shares, it may result in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.
What vote is required to approve the advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers. With respect to Proposal No. 3, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.
What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

12.
Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

13.
Where can I find the voting results of the Annual Meeting?

We will publish the voting results on a Current Report on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.informatechtarget.com or by going directly to the U.S. Securities and Exchange Commission ("SEC") website at www.sec.gov.

14.
When did the merger transaction creating Informa TechTarget complete?

In December 2024, Informa TechTarget (formerly known as Toro CombineCo, Inc.) and TechTarget Holdings, Inc. (formerly known as TechTarget, Inc.) (“Former TechTarget") completed a previously announced merger (the “Transaction”). Following the closing of the Transaction (the “Closing”), 2025 marked our first full operating year as the newly established Informa TechTarget, the results of which are reflected in this Proxy Statement.

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	4

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors

Our Board has nominated all of our nine current directors – Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Patrick Martell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten – for election at the Annual Meeting. Each of Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Patrick Martell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten has indicated his or her willingness to serve if elected and has consented to be named in this Proxy Statement. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board, who shall be selected in accordance with the requirements of the Stockholders Agreement.

None of our directors are related to any other director or to any of our executive officers. Information about each nominee and our executive officers, including their respective ages and positions, is included below and is current as of April 17, 2026.

Information about the Nominees

Our Board has nominated Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Patrick Martell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten, each to serve for a term expiring at our 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Age	Independent	Position
Sally Ashford	55		Director
Stephen A. Carter	62		Director
David Flaschen	70	X	Director
M. Sean Griffey	53		Director
Don Hawk	54		Director
Patrick Martell	62		Director and Chairperson of the Board
Gary Nugent	56		Director and Chief Executive Officer
Perfecto Sanchez	42	X	Director
Christina Van Houten	59	X	Director

Sally Ashford. Ms. Ashford is the Group Human Resources Director of Informa PLC ("Informa"), which is the controlling and majority shareholder of Informa TechTarget, having joined in June 2021. She has 30 years' experience in human resources with significant expertise in reward, talent and business transformation. In her early career, Ms. Ashford worked in human resources research and consultancy before moving in-house. She spent 15 years at Telefonica in a variety of roles, including European Human Resources Director, Deputy Global Human Resources Director and supervisory board member of Telefonica Deutschland AG. She then joined Royal Mail in 2015 where she was most recently Chief Human Resources Officer. She has worked with teams that have experienced significant business change, including mergers and companies that have grown both organically and inorganically. In addition to her executive role, she also serves as a non-executive director for Helios Towers PLC. Ms. Ashford holds a bachelor's degree in management sciences from the University of Manchester and a master's degree in industrial relations from the University of Warwick. Ms. Ashford brings to the board experience of building people strategies, nurturing talent and fostering positive workplace culture.

Stephen A. Carter. Lord Carter is the Group Chief Executive of Informa, which is the controlling and majority shareholder of Informa TechTarget. He joined Informa in 2010 as a non-executive director before becoming Group Chief Executive in late 2013. Under his leadership, Informa has expanded significantly in reach and scale, geographically (particularly in North America, the Middle East, and Asia) and in the deployment of technology and digital services. Prior to becoming Informa's Group Chief Executive, Lord Carter was President and Managing Director EMEA at Alcatel Lucent Inc., Managing Director and COO of NTL Incorporated (now Virgin Media) and Managing Director then Chief Executive of JWT Travel UK & Ireland. He was the founding CEO of Ofcom and Chief of Strategy and Minister for Telecommunications and Media in the government of Prime Minister, The Right Hon. Gordon Brown. Lord Carter is a non-executive director of Vodafone PLC and is Informa's representative on the Board of PA Media Group Limited, BolognaFiere and Norstella, and Chair of Informa's joint venture with the Principality of Monaco and of the Tahaluf partnership. From 2014 until 2022, he served on the Board of United Utilities Group PLC. He was made a Life Peer in 2008. Lord Carter holds a Law degree from the University of Aberdeen. Lord Carter brings to the Board significant executive and non-executive experience across many different companies and industries, including deep knowledge of the technology industry, digital platforms and solutions and the marketing services industry.

David Flaschen. From July 2015 until June 2024, Mr. Flaschen served as a non-executive director of Informa, which is the controlling and majority shareholder of Informa TechTarget, where he also served as a member of both the Nomination

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	5

Committee and Audit Committee. Mr. Flaschen has over 20 years of executive and leadership experience in the information services industry, including positions at Thomson Financial and Dun & Bradstreet. He also has extensive experience in online businesses, having served as a non-executive director at companies such as TripAdvisor, Inc. and BuyerZone.com. Mr. Flaschen was a professional soccer player and a founding member of the North American Soccer League Players Association's Executive Committee. In July 2025, Mr. Flaschen was appointed to the board of directors of Indigo Acquisition Corp., a special purpose acquisition company and in December 2025 he was appointed to the board of directors of Shields Health. Mr. Flaschen served as Chair of the Board of John Nagle Co. from 2021 until May 2025. From 2020 until 2024, he was an Informa nominee on the board of directors of Informa's Curinos business and, from 1999 until 2024, he was a non-executive director and Chair of the Audit Committee at Paychex Inc. He holds a bachelor's degree in psychology from Brown University and an MBA in Entrepreneurial Management from the Wharton School, University of Pennsylvania. Mr. Flaschen brings to the Board extensive executive and non-executive experience of North American and international companies, with particular expertise in information services, data, and marketing services.

M. Sean Griffey. Mr. Griffey was a co-founder and the CEO of Industry Dive, now an Informa TechTarget subsidiary, from January 2020 until December 2024. He has spent the last 20 years working in the digital media, marketing, and demand generation industries, including within the Informa Tech division of Informa. He joined the digital businesses of Informa's Informa Tech division (the "Informa Tech Digital Businesses") in September 2022 when Industry Dive was acquired by the Informa Tech Digital Businesses. Prior to founding Industry Dive, Mr. Griffey served as President for FierceMarkets where he oversaw the launch of more than 25 digital titles and products. He also spent nearly 10 years as a consultant at A.T. Kearney and PricewaterhouseCoopers helping companies achieve their strategic goals and improve performance. In 2015, he was inducted into the Media Industry News Digital Hall of Fame and was awarded the McAllister Top Management Fellowship at the Medill School of Journalism. Additionally, since November 2022 he has served on the board of directors of Omeda, Inc., since September 2021 he has served on the board of directors of Blockworks, since January 2025 he has served on the board of directors of Board.org, and since July 2025 he has served on the board of directors of Life Sciences Connect. Mr. Griffey has a B.S. in Economics from Penn State University and an M.B.A. from Northwestern's Kellogg School of Management. Mr. Griffey brings to the Board his experience with the Informa Tech Digital Businesses and experience in the IT advertising business, which provides the Board with specific knowledge of the Informa Tech Digital Businesses' historical operations and a greater understanding of Informa TechTarget's strategic opportunities.

Don Hawk. Mr. Hawk served as the Executive Director, Product Innovation of Former TechTarget, which became a subsidiary of Informa TechTarget, from January 2012 to June 2025. Prior to that, Mr. Hawk served as Former TechTarget's President from its incorporation in September 1999 to 2012. Prior to co-founding Former TechTarget, he was a Director of New Media Products for the Technology Division of United Communications Group from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Additionally, since 2008 he has served on the board of directors of Farm Journal, Inc. and since October 2025 he has served on the board of directors of Life Science Central. He holds a B.A. and an M.A. from George Washington University. Mr. Hawk brings to the Board his experience at Former TechTarget and his experience in the IT advertising business, which provides the Board with specific knowledge of Former TechTarget's historical operations and a greater understanding of Informa TechTarget's strategic opportunities.

Patrick Martell. Mr. Martell is the Chief Operating Officer of Informa, which is the controlling and majority shareholder of Informa TechTarget, and Chief Executive of Informa Markets, a business division of Informa, since January 2019 and October 2015, respectively. Mr. Martell has served as the Chair of our Board since March 2026. He is an experienced executive and non-executive, previously serving as the Group Chief Executive of St Ives plc, a printing and marketing services company, until November 2014. He also serves as a non-executive director and Audit Committee member of Lloyds Register, having previously served as the Senior Independent Director and Remuneration Committee Chair at RM plc. Mr. Martell completed the INSEAD Advanced Management Program. He brings to the Board extensive international business experience, including in digital transformation, restructuring and growth acceleration.

Gary Nugent. Mr. Nugent has served as the Chief Executive Officer of Informa TechTarget since December 2024. He was the CEO of the Informa Tech Digital Businesses from January 2019 to December 2024 including Informa Tech, LLC, a subsidiary of Informa TechTarget. He has over 25 years of general management, sales, and marketing experience in the Information and Communication Technology (ICT) sector. He joined Informa in 2014 as Commercial Director for the Business Intelligence division. Previously, at Alcatel-Lucent, he was Head of the Managed Services Business and, before that, Head of Marketing. Before joining Alcatel-Lucent, he worked for leading global Information Technology brands such as Oracle, Sun Microsystems, and IBM. Mr. Nugent holds a B.Eng/B.Sc in Information Engineering from the University of Strathclyde. He brings to the Board his many years of experience as a customer of the many products and services that Informa TechTarget offers, his experience in designing and building go-to-market strategies that deliver growth, and his knowledge of Informa.

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	6

Perfecto Sanchez. Mr. Sanchez served as a director on the Former TechTarget board of directors (the "Former TechTarget Board") from January 2022 to December 2024. Mr. Sanchez has served as the co-founder and Chief Growth Officer of Equity Quotient ("EQ"), a technology platform that provides access to diversity data and advanced analytics to help companies measure their stakeholder impact, manage risk, and devise growth strategies as part of a broader environmental, social, and governance imperative, since June 2020. He is also the founder and Chief Executive Officer of Keep The Change, a for-purpose marketing consultancy he launched in 2014 and serves on the board of directors of Lifeway Foods, Inc. (Nasdaq: LWAY), a public company, since August 2022. He is currently an advisor to Build in Tulsa, a movement to build the infrastructure for Black multi-generational wealth creation, as well as an Advisor at International Crisis Group. He served as Chief Marketing Officer for Chloe's Soft Serve Fruit Co. from 2016 to 2018 where he helped double their distribution and brand awareness. Prior to that, from 2010 to 2015, he served in senior brand and portfolio strategy roles at The Dannon Company, Inc. (a subsidiary of Danone S.A.) and Kraft Foods, Inc. Mr. Sanchez holds a Bachelor of Math and Science Degree from the United States Military Academy at West Point and is a decorated U.S. Army Veteran with two combat tours to Iraq. He brings to the Board his experience in managing complex projects and budgets, implementing portfolio, growth, and marketing strategies for global brands, and driving innovation and awareness through social impact initiatives.

Christina Van Houten. Ms. Van Houten served as a director on the Former TechTarget Board from August 2019 to December 2024. She has served as the co-founder and Chief Executive Officer of EQ since June 2022. Prior to co-founding EQ with Mr. Sanchez, Ms. Van Houten served in various roles at Mimecast Limited, a global provider of cloud cyber resilience solutions for corporate data and email, including as advisor to the Chief Executive Officer and as Chief Strategy Officer, from April 2018 to May 2022. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a Bachelor of Arts Degree from Georgetown University. She brings to the Board her experience in marketing strategy and career with some of the world's largest firms, which provides the Board with invaluable business insight and expertise in overall sales and marketing strategies.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote "FOR" the election of each of the nine nominees for director.

Information about Directors and Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Sally Ashford	—	Member	Chair
Stephen A. Carter	—	Member	—
David Flaschen(1)	Member	Chair	—
M. Sean Griffey	—	—	—
Don Hawk	—	—	—
Patrick Martell(2)	—	—	—
Gary Nugent	—	—	—
Perfecto Sanchez(1)	Member	—	Member
Christina Van Houten(1)(3)	Chair	Member	Member

(1)
Independent Director
(2)
Chairperson of the Board
(3)
Audit Committee Financial Expert

Board Leadership Structure

Mr. Martell currently serves as the Chairperson of the Board and Mr. Nugent serves as our Chief Executive Officer. The Board believes that it is currently in the best interests of the Company and its stockholders to have the positions of Chairperson and Chief Executive Officer be occupied by separate individuals. The Board believes that maintaining distinct roles for the Chairperson and Chief Executive Officer serves the Company's best interests by leveraging their individual expertise, unique perspectives, and considerable experience serving in senior leadership roles managing complex organizations and processes.

As Chairperson of the Board, Mr. Martell plays a critical role in supporting our Chief Executive Officer by acting as a strategic partner and advisor. Mr. Martell provides guidance and valuable insights based on his experience, helping to navigate

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complex challenges and opportunities. Mr. Martell's responsibilities include, among others, (i) managing the functioning of the Board and its committees, presiding over stockholder meetings, and convening special stockholder meetings; (ii) developing the agenda and presiding over all meetings of the Board and executive sessions of the independent directors; (iii) monitoring communications from stockholders and other interested parties; (iv) overseeing and managing potential conflict of interest issues and meeting with any director not adequately performing their duties as a member of the Board or any committee thereof; (v) acting as the principal liaison between management and the non-employee directors, including maintaining frequent contact with the Chief Executive Officer and advising him on the efficacy of the Board meetings; and (vi) facilitating teamwork and communication between the non-employee directors and management, as well as additional ancillary responsibilities.

As Chief Executive Officer, Mr. Nugent is responsible for the general management and operation of the business and guiding and overseeing the Company's executives and senior leaders. Mr. Nugent is also responsible for the implementation and execution of the Company's corporate strategy, developed in collaboration with the Board. Mr. Nugent's in-depth knowledge of the Company's business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company.

Pursuant to the Stockholders Agreement, dated as of December 2, 2024, by and among the Company, Informa and Informa US Holdings Limited ("Informa HoldCo") (the "Stockholders Agreement"), if at any time the Chairperson of the Board is not an independent director, then the Nominating Committing or Informa have the right to nominate an independent director to serve in the capacity as our Lead Independent Director.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, as of April 17, 2026, other than Mr. Nugent, for whom such information is provided above. No executive officer is related to another executive officer or director.

Name	Age	Principal Occupation/Position Held with the Company
William T. Morelli	52	President & General Manager - Intelligence & Advisory
Steven Niemiec	45	Chief Revenue Officer
Daniel T. Noreck	54	Chief Financial Officer and Treasurer
Charles D. Rennick	44	VP, General Counsel, and Corporate Secretary

William T. Morelli. Mr. Morelli has served as our President & General Manager - Intelligence & Advisory since December 2024. Prior to that, he served as President for the Omdia research business within Informa Tech from January 2024 until November 2024. Prior to that, he served as the Chief Research Officer for Omdia from January 2021 to December 2023. Mr. Morelli has been with the Company since 2006 starting as a Senior Analyst and then working in a variety of analyst and management positions including Senior Research Director and Research Vice President for the Enterprise Research Segment. He has analyst experience in Telecoms, Internet of Things and Transformative Technologies and he has led analyst teams responsible for AI, Cybersecurity, Enterprise IT, IoT, Data Centers, Cloud, and Enterprise Communications. Mr. Morelli holds a Bachelor of Science Degree from University of Phoenix.

Steven Niemiec. Mr. Niemiec has served as our Chief Revenue Officer since December 2024. Prior to that, he served as Chief Operating Officer and Chief Revenue Officer of Former TechTarget from January 2023 to December 2024, overseeing sales, customer success, and sales operations. Mr. Niemiec began his career with Former TechTarget as an Account Manager and worked his way up to progressively more senior positions at Former TechTarget, including serving as SVP, Global Sales from June 2013 to January 2021 and VP & General Manager from January 2011 to June 2013. Mr. Niemiec holds a Bachelor of Science Degree from Providence College.

Daniel T. Noreck. Mr. Noreck has served as our Chief Financial Officer and Treasurer since December 2024. Prior to that, he served as the Chief Financial Officer and Treasurer of Former TechTarget from December 2016 to December 2024. Since April 2021, he has also served as a director and chair of the audit committee of Capital Properties, Inc., a publicly traded property leasing company in Providence, Rhode Island. From September 2010 to December 2016, he served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island ("P&W"). Mr. Noreck holds a Bachelor of Science from the University of Massachusetts, Dartmouth and is a CPA and a chartered global management accountant.

Charles D. Rennick. Mr. Rennick has served as our VP, General Counsel, and Corporate Secretary since December 2024. Prior to that, he served as the VP, General Counsel, and Corporate Secretary of Former TechTarget from January 2017 to December 2024. From April 2012 to December 2016, he served in various roles, including as Secretary and General Counsel, at P&W. Prior to that, he worked as legal counsel at various state transportation agencies within the Commonwealth of Massachusetts, including the Massachusetts Department of Transportation from October 2007 to April 2012. Mr. Rennick holds a Bachelor of Arts from the University of Arizona and a JD from New England Law | Boston.

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INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted, each of which is subject to the terms of the Stockholders Agreement. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at investor.informatechtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Stockholders Agreement

The Stockholders Agreement provides that, for so long as Informa beneficially owns more than 50% of the outstanding shares of our common stock, to the extent permitted by applicable law, unless otherwise agreed to in writing by Informa HoldCo, we will avail ourself of certain available "Controlled Company" exemptions to the corporate governance listing standards of the Nasdaq Global Select Market (in whole or in part, as requested by Informa HoldCo) that would otherwise require us to, among other things, have a majority of our Board consist of independent directors and an independent compensation committee. Additionally, under the Stockholders Agreement, Informa currently has the right to designate five members of our Board. These provisions, among others, allow Informa to exercise significant control over the Company's corporate governance and corporate decisions. For example, pursuant to the terms of the Stockholders Agreement, Informa has the right to consent to certain material actions by us and our subsidiaries and will continue to have such a right for so long as it maintains certain ownership percentages, including over certain mergers and acquisitions, sales of assets, the incurrence of indebtedness, issuances of securities and the termination of the employment or the appointment of a new Chief Executive Officer. For as long as Informa beneficially owns a majority of the outstanding shares of our common stock, Informa also has control over certain matters submitted to our stockholders for approval, including the election of directors, the adoption of amendments to our amended and restated certificate of incorporation and the approval of certain mergers, consolidations or sales of all or substantially all of our assets.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines ("Guidelines") to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•
that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders; our Board has delegated to our officers the authority and responsibility for managing the Company's day-to-day affairs; and our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;
•
that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•
that the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of a director's membership on the Board following a change in such director's primary job responsibility;
•
except as otherwise permitted by applicable Nasdaq rules, that a majority of our directors shall meet the independence standards of the SEC or Nasdaq;
•
that the Board is responsible for determining that effective systems are in place for the periodic and timely reporting of important matters regarding the Company to the Board;
•
the expectations for attendance and participation at Board meetings;
•
the structure of the Board;
•
a process by which stockholders may communicate with the Board; and
•
that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail in the Guidelines themselves and below.

Insider Trading Policy and Prohibitions on Hedging and Pledging

We have adopted an Insider Trading and Public Communication Policy (the "Insider Trading Policy") governing the purchase, sale and/or other dispositions of Informa TechTarget securities by our directors, officers, employees, consultants, and other covered persons. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Additionally, our Insider Trading Policy restricts hedging and pledging of Informa TechTarget stock. This policy prohibits directors, officers, employees, consultants, and other covered persons from engaging in any of the following types of transactions with respect

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	9

to Informa TechTarget stock: short sales, purchases or sales of puts, calls or other derivative securities, and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of Informa TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits directors, officers, employees, consultants, and other covered persons from pledging Informa TechTarget stock except in certain limited circumstances.

Board Determination of Independence

To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Except as otherwise permitted by applicable Nasdaq rules, including pursuant to exceptions afforded to "Controlled Companies" under Nasdaq Rule 5615(a)(7)(B), applicable Nasdaq rules require at least a majority of a listed company's board of directors to be comprised of independent directors. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if they can satisfy certain bright line tests set forth in such rules. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's Audit, Compensation, and Nominating and Corporate Governance committees be an independent director and, in the case of each member of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and, in the case of each member of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board must also determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the course of determining the independence of each non-employee director under applicable Nasdaq rules, our Board, among other things, considers relationships that each non-employee director has with the Company and the annual amount of Informa TechTarget sales to, or purchases from, any company where a non-employee director or their family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases.

Our Board has determined that each of David Flaschen, Christina Van Houten and Perfecto Sanchez, are "independent" as the term is defined by Nasdaq standards and that none of these directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The Board also determined that Mary McDowell, a former director, was an "independent director" prior to her resignation from the Board effective as of February 27, 2026. Sally Ashford, Stephen A. Carter, M. Sean Griffey, Don Hawk, Patrick Martell and Gary Nugent are not deemed to be independent directors under these rules because Ms. Ashford is the Group Human Resources Director of our affiliate Informa, Mr. Carter is the Group Chief Executive of our affiliate Informa, Mr. Griffey was employed by our Industry Dive subsidiary within the last three years, Mr. Hawk was formerly our Executive Director, Product Innovation, Mr. Martell is the Chief Operating Officer of our affiliate Informa and Chief Executive of Informa Markets, a division of Informa, and Mr. Nugent is our Chief Executive Officer. Other than the payments by the Company reported in the "Director Compensation" section of this Proxy Statement, none of our directors have received, or will receive, any compensation, nor have they entered into any "golden leash" arrangements in connection with their service on our Board.

Controlled Company

Under Nasdaq rules, a "Controlled Company" is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. For so long as Informa beneficially owns more than 50% of our outstanding shares of common stock, to the extent permitted by applicable law, we have agreed to avail ourselves of available "Controlled Company" exemptions to the corporate governance listing standards of Nasdaq. At any time during which we cease to qualify as a "Controlled Company" under the corporate governance listing standards of Nasdaq, Informa HoldCo will cause the directors designated by Informa HoldCo to include such number of designees who qualify as an "independent director" under applicable Nasdaq corporate governance listing standards to ensure we are in compliance with applicable Nasdaq corporate governance listing standards.

Informa currently controls a majority of the voting power of our outstanding common stock making us a "Controlled Company" as defined in Rule 5615(a)(7)(A) of the Nasdaq rules. Because we qualify as a "Controlled Company," we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. Our Board is also not required to have the compensation of our executive officers be determined by a compensation committee comprised of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower the Compensation Committee with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages. Our Board, however, has elected to delegate the power and authority described in this paragraph to our Compensation Committee.

In light of our status as a "Controlled Company" and our obligations under the Stockholders Agreement, our Board does not have an independent Compensation Committee or an independent Nominating and Corporate Governance Committee, and a majority of our Board is not comprised of independent directors.

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Board Meetings and Attendance

Each director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2025, our Board held seven meetings. Each director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served during 2025, with the exception of Mr. Carter, who attended five of the seven Board meetings (approximately 72%).

Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that directors are encouraged to attend our annual meeting. In 2025, six of the nine directors participated in the annual meeting held on July 24, 2025 either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at investor.informatechtarget.com. Our Board has determined that all of the members of the Audit Committee of the Board are independent as defined under applicable Nasdaq listing standards as well as the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In light of our status as a "Controlled Company" and our obligations under the Stockholders Agreement, certain members of our Compensation Committee and Nominating and Corporate Governance Committee are not independent as defined under the applicable Nasdaq listing standards and, in the case of the Compensation Committee, the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. Our Audit Committee is comprised of Christina Van Houten, the Chair of the Audit Committee, David Flaschen, and Perfecto Sanchez. Ms. Van Houten serves as our "audit committee financial expert." The Audit Committee's responsibilities, as set forth in its Charter, include:

•
appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•
overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•
assessing and evaluating the work of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
meeting independently with our independent registered public accounting firm and reviewing the written disclosures and the required communications from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB");
•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•
coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•
reviewing our quarterly earnings releases and financial disclosures;
•
reviewing and approving our entry into any swap transactions;
•
reviewing results of internal audits of aspects of the operations of our cybersecurity program and its supporting control framework;
•
making regular reports to the Board;
•
preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•
reviewing and assessing the adequacy of the Audit Committee Charter, subject to the Stockholders Agreement; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

In accordance with its charter and subject to applicable law, the Audit Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities.

Compensation Committee. Our Compensation Committee is comprised of David Flaschen, the Chair of the Compensation Committee, Sally Ashford, Stephen A. Carter, and Christina Van Houten. The Compensation Committee's responsibilities include:

•
annually reviewing and approving any corporate goals and objectives relevant to the compensation of our CEO;

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•
evaluating the performance of our CEO in light of any corporate goals and objectives that were set for our CEO and determining the compensation of our CEO, including any annual performance objectives for the CEO, and determining and approving the CEO's compensation taking into account such evaluation, including discretionary awards;
•
reviewing and recommending to the Board for approval the compensation of our other executive officers and those members of management that report directly to our CEO;
•
reviewing and discussing with management our executive compensation disclosures and recommending whether they should be included in reports and registration statements filed with the SEC and producing required reports;
•
establishing and reviewing our overall management compensation philosophy and policy;
•
overseeing our compensation, welfare, benefit, and other similar plans;
•
reviewing and making recommendations to the Board with respect to director compensation, with guidance from our Nominating and Corporate Governance Committee;
•
making regular reports to our Board;
•
subject to the Stockholders Agreement, reviewing and assessing the adequacy of the Compensation Committee Charter;
•
preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•
evaluating its own performance and reporting the results of such evaluation to our Board.

In accordance with its charter and subject to applicable law and the Stockholders Agreement, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the headings "Executive Compensation" and "Director Compensation."

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Sally Ashford, the Chair of the Nominating and Corporate Governance Committee, Perfecto Sanchez, and Christina Van Houten. The Nominating and Corporate Governance Committee is authorized to nominate for election at any annual or special meeting of stockholders held for the election of directors, the persons who will occupy the Board seats not occupied by "Ivory Directors" (as defined in the Stockholders Agreement) and in the event of a vacancy on the Board caused by the death, resignation, retirement, disqualification, removal from office, or other cause of any director who was not an Ivory Director (a "Non-Ivory Director"), to fill such vacancy in accordance with applicable law, subject to the Stockholders Agreement. The Nominating and Corporate Governance Committee's responsibilities include:

•
developing and recommending to the Board criteria for Board and committee membership with respect to Non-Ivory Directors and providing guidance to the Compensation Committee regarding director compensation;
•
identifying individuals qualified to become Non-Ivory Directors;
•
subject to the Stockholders Agreement, establishing procedures for identifying and evaluating Non-Ivory Director candidates including nominees recommended by stockholders;
•
reviewing disclosures concerning our policies and procedures for identifying and reviewing Non-Ivory Director nominee candidates;
•
developing and recommending to the Board a Code of Business Conduct and Ethics and our Corporate Governance Guidelines, in each case subject to and in all respects consistent with the Stockholders Agreement;
•
making regular reports to the Board concerning areas of the Committee's responsibility;
•
subject to the Stockholders Agreement, reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Non-Ivory Director candidates are described below under the heading "Non-Ivory Director Nomination Process."

Non-Ivory Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Non-Ivory Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board's consideration and review. Generally, the Nominating and Corporate Governance Committee identifies Non-Ivory Director candidates through the personal, business, and organizational contacts of directors and management.

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In evaluating prospective Non-Ivory Director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Non-Ivory Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Corporate Governance Guidelines and include the candidate's integrity, business acumen, knowledge of the Company's business and industry, and experience. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•
Non-Ivory Directors must be of the highest ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics;
•
Non-Ivory Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Non-Ivory Directors must have the ability to exercise sound business judgment; and
•
Non-Ivory Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company's management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Non-Ivory Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. The Board believes that varied perspectives with respect to viewpoint, skills, and experience is an important factor in Board composition. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Non-Ivory Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for Non-Ivory Director candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Chairperson of the Board is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other directors or to the individual director so designated on a periodic basis, as she considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Chairperson of the Board, prior to forwarding any correspondence, will review such correspondence and, in her discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Chairperson of the Board, or to the attention of an individual director.

The Board's Role in Risk Oversight

While management is responsible for designing and implementing the Company's overall risk management process, including controls and administration, the Board and its committees are primarily responsible for oversight of the Company's risk management. As such, the Board considers and discusses with management current and emerging risks and other issues that may present particular risks to the Company in the short-term, intermediate-term, or long-term. These risks include those involving acquisitions, competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Management periodically reports to the Board and its committees on these risks, including with the assistance of outside advisors as appropriate. Additionally, the Board relies on the Audit Committee to regularly review certain risks that may be material to the Company, including issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters and as otherwise disclosed in the Company's quarterly and annual reports filed with the SEC. In terms of cybersecurity oversight, in particular, our Audit Committee receives reports on the results of independent testing of aspects of the operations of our cybersecurity program and the supporting control framework. Additionally, our management Risk Committee evaluates various risks that may impact the Company including

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risks relating to privacy, security, and compliance. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Moreover, having our Chief Executive Officer serve on the Board facilitates open communication between the Company's management team and directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Company relies on the Compensation Committee to evaluate the Company's compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. We design our compensation programs with features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through sensible business judgment. Additionally, our Compensation Committee reviews management's evaluation of our compensation policies and practices, as well as management's assessment of whether these policies and practices encourage risk-taking that could have a material adverse effect on the Company. While there are inherent risks in certain aspects of the business, including regarding revenue recognition and the pricing and processing of orders, the Company has implemented various processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense and a team of contract management specialists, that help on seeking to ensure that processes and controls are followed. Additionally, our independent registered public accounting firm reviews the interim financial statements, including in our quarterly reports, and audits our financial statements, which we believe provides further assurances regarding the financial metrics underlying our compensation practices.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics ("Code") that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on the corporate governance section of our investor relations website located at investor.informatechtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to, any director or executive officer from, any provision of the Code.

The Stockholders Agreement also contains certain provisions that address potential conflicts of interest affecting our directors and officers (including the Company's subsidiaries) who also serve from time to time as directors, officers, or employees of Informa or its subsidiaries (other than the Company) ("Informa Group Associates"). The Company's Related Party Transactions Policy, adopted in accordance with the Stockholders Agreement, governs certain transactions between the Company (including the Company's subsidiaries), on the one hand, and Informa or any of its subsidiaries (other than the Company and its subsidiaries) or (solely in their capacity as such) any Informa Group Associate or other "associate" of Informa or its subsidiaries, on the other hand ("Informa Related Party Transactions"). To the extent any provision of the Code is inconsistent with the Stockholders Agreement or the Related Party Transactions Policy, the Stockholders Agreement or the Related Party Transactions Policy, as applicable, governs.

Human Capital

We strive to attract and retain exceptional candidates and help to support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized, and engaged based on their contributions. We also emphasize employee internal mobility opportunities through our performance evaluation and career development efforts to drive professional development. Our goal is a long-term, upward-bound career at Informa TechTarget for every employee, which we believe will assist our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, and fair.

DIRECTOR COMPENSATION

In December 2024, the Board approved the 2025 Non-Employee Director Compensation Plan (the "NED Plan").

All non-employee directors, excluding our Chairperson, received the following compensation in 2025: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; and (iii) a fee of $1,000 for attendance at each Committee meeting. On July 24, 2025, the date of our 2025 Annual Meeting of Stockholders, non-employee directors, excluding our Chairperson, received an annual grant of a stock option to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant. New non-employee directors will receive an initial grant of a stock option to purchase 2,500 shares of our common stock upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock. In December 2024, Mary McDowell, the former Chairperson of our Board, received an annual equity award of 7,569 in restricted stock units ("RSUs") that vested in full on the first anniversary of the grant date and 50% of a $100,000 annual cash retainer, with the remaining 50% of the annual cash retainer paid in August 2025.

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Under the NED Plan, each non-employee director, excluding our Chairperson, serving as a member of a committee will receive, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. Each committee chairperson receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for any actual out-of-pocket expenses incurred in attending any meetings.

The Company's compensation policy is to pay non-employee directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee directors are entitled to retain their retainers if they cease to be a non-employee director or serve on a committee or as a committee chair. Similarly, our Chairperson is entitled to retain the cash portion of their retainer if they cease to be a non-employee Chair of the Board. In accordance with the terms of the NED Plan, which is reviewed and approved annually by the Compensation Committee, non-employee directors, excluding our Chairperson, receive RSUs as payment for their retainers and meeting attendance fees under our 2024 Incentive Plan. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant. Our Chairperson receives an annual equity award retainer in the form of RSUs that vests in full on the first anniversary of the grant date.

In December 2025, the Board approved the 2026 Non-Employee Director Compensation Plan (the "2026 NED Plan"). The 2026 NED Plan follows the same structure as the prior year NED Plan. However, the Board approved payment of a $1,000 fee to any director designated to serve on an ad hoc Related Party Transaction Committee (an "RPT Committee"), for attendance at each RPT Committee meeting that is convened in accordance with the Stockholders Agreement.

Fiscal 2025 Director Compensation

The following table details the compensation for 2025 of our non-employee directors:

Name	Fees earned or paid in cash($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Sally Ashford(3)	—	—	—	—
Stephen A. Carter(3)	—	—	—	—
David Flaschen	—	52,506	43,500	96,006
M. Sean Griffey	—	30,504	43,500	74,004
Don Hawk(4)	—	26,004	43,500	69,504
Mary McDowell(5)	100,000	150,005	—	250,005
Gary Nugent(4)	—	—	—	—
Perfecto Sanchez	—	47,505	43,500	91,005
Christina G. Van Houten	—	60,503	43,500	104,003

(1)
The "Stock Awards" column reflects the aggregate grant date fair value of the RSUs granted to each director during 2025 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For the assumptions used to calculate the fair value of the equity awards granted, see Note 11 to our 2025 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested RSUs outstanding as of December 31, 2025 for our non-employee directors was as follows: 0 for Mr. Flaschen, 0 for Mr. Griffey, 0 for Mr. Hawk, 25,744 for Ms. McDowell, 0 for Mr. Sanchez, and 0 for Ms. Van Houten.
(2)
The "Option Awards" column reflects the aggregate grant date fair value of the option awards granted to directors during 2025, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the option awards granted, see Note 11 to our 2025 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested stock options outstanding as of December 31, 2025 for our non-employee directors was as follows: 5,000 for Mr. Flaschen, 5,000 for Mr. Griffey, 5,000 for Mr. Hawk, 0 for Ms. McDowell, 5,000 for Mr. Sanchez, and 5,000 for Ms. Van Houten.
(3)
Ms. Ashford and Mr. Carter are not eligible for compensation under the NED Plan. Similarly, Mr. Martell, as an executive of Informa, is not eligible for compensation under the 2026 NED Plan approved in December 2026.
(4)
Mr. Nugent, while serving in an executive role, is not eligible for compensation under the NED Plan. Please refer to the section titled "Executive Compensation Tables - Summary Compensation Table" for compensation paid to Mr. Nugent in 2025. Mr. Hawk was not eligible for compensation under the NED Plan during the period in which he served in an executive role.
(5)
Ms. McDowell resigned from the Board, effective February 27, 2026.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives, program and

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process, as well as the compensation paid to our named executive officers in 2025. Our named executive officers for 2025 were:

•
Gary Nugent, Chief Executive Officer
•
Daniel T. Noreck, Chief Financial Officer and Treasurer
•
Steven Niemiec, Chief Revenue Officer
•
William T. Morelli, President & General Manager - Intelligence & Advisory
•
Charles D. Rennick, Vice President, General Counsel, and Corporate Secretary
•
Rebecca Kitchens, Former President - Informa TechTarget & General Manager - Brand to Demand*
•
Don Hawk, Former Executive Director, Product Innovation**

* Ms. Kitchens ceased serving as our President - Informa TechTarget & General Manager - Brand to Demand and departed as an employee of Informa TechTarget effective as of July 31, 2025.

** Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025.

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to continue to attract, retain, and motivate high-performing executives, align executive incentives to support both immediate corporate goals and long-term strategic objectives, and motivate and reward above-expected performance by linking executive compensation to business objective achievement. A higher portion of total executive compensation is weighted towards variable pay elements, such as short-term and long-term incentives that are linked to performance-based objectives to better align our executive compensation incentives with the long-term interests of our stockholders.

Compensation Committee. The Compensation Committee's responsibilities include regular meetings throughout the year to manage and evaluate the executive compensation program, determining the main components of compensation for executive officers, including base salary, equity, and cash performance incentives. These decisions are typically made during scheduled meetings but may also occur at other times to address hiring determinations, internal promotions, or other special circumstances. The Compensation Committee's decisions may be subject to final approval by the Board. The Compensation Committee may also invite other employees, outside advisors, consultants, or experts to participate in meetings and request presentations or background information from these individuals as appropriate. The Compensation Committee reviews and approves compensation for our executive officers with input from our CEO. Our CEO works closely with the Compensation Committee in managing the executive compensation program and attends some committee meetings, however, our CEO does not participate in determining his own compensation and is not present during discussions or decisions regarding his compensation.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual and long-term target bonuses; (iii) participation in our employee benefit plans; (iv) the right to receive equity awards as determined by our Compensation Committee; and (v) retention bonuses for certain executives. The Compensation Committee views each element of compensation as related but distinct. While the Compensation Committee reviews total compensation, it does not believe that significant compensation derived from one element should necessarily negate or reduce compensation from other elements. The Compensation Committee assesses the appropriate level for each compensation element based on internal fairness, consistency, and other relevant considerations, such as executive compensation levels at other companies with which the Company competes. For 2025, the overall mix of executive compensation included a balance of cash and non-cash compensation, taking into account existing long-term equity awards.

Base Salary. Base salaries recognize the experience, skills, knowledge, and responsibilities required of all employees, including our executive officers. For executive officers, initial base salaries are typically established in the offer letter at the outset of employment. The Company sets base salary compensation at levels designed to retain, motivate, and, when necessary, attract individuals in a competitive environment, ensuring that executive officers contribute to the Company's overall business goals and success. The Compensation Committee considers base salary compensation offered by companies identified as competitors, as well as other comparable private and public companies with which the Company competes for executive talent. Additionally, the Compensation Committee periodically evaluates each executive's cash and equity compensation levels, most recently in 2025, to determine if adjustments are necessary. In September 2025, the Compensation Committee approved the following base salaries for Mr. Morelli, Mr. Noreck, Mr. Niemiec, and Mr. Rennick, respectively: $304,500, $330,000, $400,000, and $258,500. For Mr. Noreck and Mr. Rennick, the new base salaries reflected a 10% increase to their 2024 base salaries ($300,000 and $235,000, respectively) and was applied retroactively to January 1, 2025. Under Ms. Kitchen's and Mr. Hawk's employment agreements, they were entitled to a base salary of $400,000 and $480,000, respectively.

Retention Awards. Following discussions earlier in 2025 regarding retention strategies for key executives, in September

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2025, the Compensation Committee approved retention awards for Mr. Niemiec, Mr. Noreck, and Mr. Rennick taking into consideration their ongoing strategic contributions and alignment of overall executive incentive compensation. Mr. Niemiec was awarded a $400,000 cash retention bonus with 50% that was paid in March 2026 and 50% payable in March 2027, Mr. Noreck was awarded a $330,000 one-year cash retention bonus that was paid in March 2026, and Mr. Rennick was awarded a $129,250 one-year cash retention bonus that was paid in March 2026.

Short-Term Incentive Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed the 2025 Short-Term Incentive Plan (the "2025 Bonus Plan") in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward senior leaders and executive officers for achievement of these measures of operating performance. In September 2025, the Compensation Committee approved the 2025 Bonus Plan performance metrics. The Compensation Committee concluded that "Revenue" (as defined by Generally Accepted Accounting Principles ("GAAP")) and Operating Profit, a non-GAAP financial measure calculated based on profit generated excluding certain non-operating items (such as net interest, income taxes, amortization of acquired intangibles, asset and goodwill impairments, and merger, acquisition, or restructuring costs), were the appropriate measurements of our performance with respect to the 2025 Bonus Plan.

The Compensation Committee established the relevant Revenue and Operating Profit targets used in the 2025 Bonus Plan by taking into consideration the performance of Informa TechTarget, the 2025 budget, as well as projected revenue and operating profit. After the Compensation Committee established the 2025 Bonus Plan performance targets, it assigned a target bonus amount to each executive officer (other than Mr. Nugent) based on a recommendation from Mr. Nugent, as well as the various factors noted above, including consideration of the annual budget and our strategic and financial goals of improving our product offerings, deepening customer relationships, and strengthening our market position. Mr. Nugent's target bonus amount was determined by the Compensation Committee based on the same factors noted above without input from Mr. Nugent. The Compensation Committee approved the following target bonus amounts for Mr. Nugent, Mr. Noreck, Mr. Niemiec, Mr. Morelli, Mr. Rennick, Ms. Kitchens, and Mr. Hawk for 2025: $562,500, $330,000, $400,000, $152,250, $129,250, $0 and $0, respectively. Bonuses under the 2025 Bonus Plan are based 80% on attainment of the Revenue target and 20% on attainment of the Operating Profit target, with a minimum 97% achievement threshold required for payout under the 2025 Bonus Plan. Bonus calculations follow a tiered structure, with potential for additional rewards above 100% target achievement. For each additional 1% above the 100% Revenue target, an additional bonus of 10% would be awarded to the executive, with the Revenue component capped at up to 300% payout for all executive officers on this metric, with the exception of Mr. Nugent whose Revenue component cap is 150%. For each additional 1% above the 100% Operating Profit target, an additional bonus of 10% would be awarded to the executive, with the Operating Profit component capped at 150% payout on this metric. The 2025 Bonus Plan allows for adjustments based on individual performance and discretionary bonuses.

2025 Bonus Plan Operation. In order for the executive officers to earn a bonus under the 2025 Bonus Plan, the Company must have achieved the minimum threshold of 97% of the Revenue target (or $520 million) or 97% of the Operating Profit target (or $85.7 million). For instance, if 100% of the targeted bonus for the Revenue component is earned and 20% of the targeted bonus for the Operating Profit component is earned, the total bonus payment to the executive officer would equal 84% ((80% x 100%) + (20% x 20%)) of the executive officer's target bonus amount. Generally, for every .5% increase above the applicable performance target, an executive officer could receive an additional 10% to 20% of their bonus payment.

Compensation Clawback. In December 2024, we adopted a written Compensation Recovery Policy ("Clawback Policy") addressing the recoupment of incentive-based compensation from current or former covered officers to ensure compliance with the requirements of Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company will recover any erroneously awarded incentive-based compensation from current or former executive officers subject to the Clawback Policy that was received within the applicable recovery period. The Compensation Committee has the discretion to make all decisions under this policy.

2025 Plan Performance. In 2025, our Revenue and Operating Profit results measured at the end of the fiscal year against their respective targets, were approximately 91% and 51% respectively, which resulted in our named executive officers receiving no payments under the 2025 Bonus Plan:

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Name and Position	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Actual ($)
Gary Nugent, Chief Executive Officer	22,500	562,500	843,750	—
Daniel T. Noreck, Chief Financial Officer and Treasurer	13,200	330,000	891,000	—
Steve Niemiec, Chief Revenue Officer	16,000	400,000	1,080,000	—
William T. Morelli, President & GM - Intelligence & Advisory	6,090	152,250	411,075	—
Charles D. Rennick, VP, General Counsel, and Corporate Secretary	5,170	129,250	348,975	—
Rebecca Kitchens, Former President	—	—	—	—
Don Hawk, Former Executive Director, Product Innovation	—	—	—	—

(1)
Amount payable if 97% of the Operating Profit target was achieved and less than 97% of the Revenue target was achieved. Alternatively, if 97% of the Revenue target was achieved and less than 97% of the Operating Profit target was achieved, then the following threshold amounts would have been due to Mr. Nugent, Mr. Noreck, Mr. Niemiec, Mr. Morelli, Mr. Rennick, Ms. Kitchens, and Mr. Hawk for 2025: $90,000, $52,800, $64,000, $24,360, $20,680, $0, and $0, respectively.
(2)
Amount payable if 100% of both performance targets were achieved.
(3)
In the event that the Revenue and Operating Profit metrics were greater than 100% of the targets, then the maximum an executive could earn is capped at 300% payout for the Revenue target (150% for Mr. Nugent) and 150% payout for the Operating Profit target.

Equity Incentive Compensation and Other Benefits

Former TechTarget granted RSUs to attract, motivate, and retain employees, and align their reward to stockholder value creation. Executive officers and key employees received RSU grants under Former TechTarget equity plans, with awards typically vesting in equal annual tranches over three years. The Former TechTarget Compensation Committee approved all grants considering business performance, individual performance and potential, relative award values, and outstanding equity. The Former TechTarget Compensation Committee also reviewed recommendations from the Former CEO and Former Executive Chairman, along with external benchmarking data. Similarly, the current Compensation Committee evaluates equity awards under the 2024 Incentive Plan for attracting, motivating, and retaining executive officers and key employees through time-based long-term incentives granted at hire, annually, and/or occasionally outside regular grant cycles.

Equity Grants. In September 2025, the Compensation Committee granted Mr. Nugent 102,497 RSUs, Mr. Noreck 48,105 RSUs, Mr. Niemiec 58,310 RSUs, Mr. Morelli 33,291 RSUs, and Mr. Rennick 28,262 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to Informa TechTarget as well as their expected future contributions to Informa TechTarget. Each of the named executive officers as well as other senior leaders may be eligible for equity awards granted annually by our Compensation Committee and/or occasionally outside of any regular grant cycle based on their expected future contributions, performance, and strategic impact, with awards designed to align their interests with the interests of our stockholders.

Employee Benefit Plans. We provide medical, dental and vision insurance, 401(k) plan contributions, life and disability insurance and other broadly available benefit plans to our employees. U.S. employees, including our executive officers, are entitled to certain employee benefits, including: medical, dental, and vision care plans; supplemental vision care plan; flexible spending and health savings accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, the Company could provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2025, the Company matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year, and such employer contributions vest over a four-year period commencing on the employee's hire date. Effective January 1, 2026, the Company matched 50% of each employee's deferral contributions up to a maximum of 6% of their eligible compensation and the employer contributions now vest over a three-year period commencing on the employee's hire date.

Financial Planning, Tax Preparation, and Estate Planning. In 2025, benefits for certain of our named executive officers included making arrangements with a financial counseling firm to provide our executive officers with certain financial, estate and tax planning, and tax preparation services. If a named executive officer elected to participate in this program, Informa TechTarget paid the annual retainer and any fees incurred for the financial counseling firm's services to the executive officer during the year.

Advisory Vote on Executive Compensation. Stockholders are provided with the opportunity to cast an annual advisory vote on executive compensation, the results of which are taken into consideration by the Compensation Committee. The Compensation Committee will consider the outcome of future say-on-pay votes and stockholder feedback in its design and implementation of our executive compensation program. At our 2025 Annual Meeting of Stockholders held on July 24, 2025, approximately 92.5% of the votes cast approved of our executive compensation program on an advisory basis.

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Employment Agreements. The Company has entered into employment agreements with Mr. Noreck and Mr. Niemiec and letter arrangements with Mr. Morelli and Mr. Rennick (the "Employment Agreements") which generally provide for certain benefits while employed at Informa TechTarget, including base salary, an annual target bonus, participation in employee benefit plans, and the right to receive equity awards as determined by our Compensation Committee. The Employment Agreements for Mr. Noreck and Mr. Niemiec have a renewable one-year term and also provide for the payment of severance benefits upon the expiration of the term or upon a termination of employment. Mr. Morelli and Mr. Rennick are employed at will and their Employment Agreements contain certain notice provisions and, in the case of Mr. Morelli, the payment of notice pay should he, or the Company, elect to terminate employment under certain conditions. The Employment Agreement for Mr. Hawk provided for a six-month employment term and also provided for certain severance benefits upon the expiration of the term or upon earlier termination of employment. Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025. In connection with his departure, Mr. Hawk was entitled to receive the severance benefits specified in his Employment Agreement as described below in "Employment Agreements and Potential Payments Upon Termination or Change of Control - Severance Benefits of Mr. Hawk." The Employment Agreement for Ms. Kitchens provided for a renewable one-year term and also provided for the payment of severance benefits upon the expiration of the term or upon a termination of employment. Ms. Kitchens ceased serving as our President - Informa TechTarget & General Manager - Brand to Demand and departed as an employee of Informa TechTarget effective as of July 31, 2025. In connection with her departure, Ms. Kitchens was entitled to receive the severance benefits specified in her Employment Agreement as described below in "Employment Agreements and Potential Payments Upon Termination or Change of Control - Severance Benefits of Ms. Kitchens." Additionally, the Employment Agreements or the applicable restricted stock unit award agreements and associated equity plans describe the treatment of equity in the event of a termination of employment under certain circumstances or a change in control. The Employment Agreements are described in more detail below under the heading "Employment Agreements and Potential Payments Upon Termination or Change in Control."

Informa TechTarget entered into a secondment agreement with Informa Support Services, Inc. ("ISSI") (the "Secondment Agreement"), which governs the provision of Mr. Nugent's services as our Chief Executive Officer until such time as the Secondment Agreement is terminated (the "Secondment Period"). During the Secondment Period, Mr. Nugent is and will continue to be an employee of ISSI, and ISSI will pay Mr. Nugent's salary and bonus and provide or make available the insurance, pension, and other benefits to which he is entitled under his employment agreement with ISSI. However, Informa TechTarget is solely responsible for determining Mr. Nugent's compensation (other than equity compensation with respect to Informa) during the Secondment Period, including with respect to the amount of any annual bonus amount payable to him, including the bonus payable under the 2025 Bonus Plan, and may grant Mr. Nugent Informa TechTarget equity awards in accordance with its normal reward cycle, such as the RSU award granted to Mr. Nugent in September 2025.

Informa awarded Mr. Nugent 52,259 shares of Informa stock under the Informa 2025 Long-Term Incentive Plan on August 1, 2025 with a grant date fair value of $593,449 (or, 449,992 GBP) subject to the achievement of certain Informa performance conditions and Mr. Morelli 14,145 shares of Informa restricted stock on August 1, 2025 with a grant date fair value of $160,629 (or, 121,800 GBP). Mr. Nugent's Informa share award, subject to the achievement of certain Informa performance conditions, vests on April 14, 2028, and Mr. Morelli’s Informa share award vests on April 14, 2027. No other named executive officers received equity awards from Informa in 2025. During 2025, Mr. Nugent participated in Informa's ShareMatch Plan and US Employee Stock Purchase Plan (collectively, the “Informa Plans”), acquiring approximately 4,116 shares of Informa stock.

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company's current and former executive officers. For taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by applicable rules will not be deductible by us. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations can be a meaningful factor in determining cash and equity compensation. The Compensation Committee also appreciates that reviewing such external data is not always relevant and, therefore, the Compensation Committee also relies on other factors, including the Compensation Committee's own substantial business and industry experience, in setting executive compensation. In 2025, the Compensation Committee determined that the Company's peer group included the following public companies: Ziff Davis, ZoomInfo Technologies, LiveRamp, DoubleVerify, Magnite, Integral Ad Science Holding, Forrester Research, Emerald Holding, SEMrush Holdings, Comscore, Cardlytics, Hackett Group, PubMatic, Fluent, and ON24. Management provided the Compensation Committee with compensation data about these peers compiled from publicly available information. With regard to the Company's CEO and CFO, both of these roles are generally consistent from company to company, therefore,

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the Compensation Committee is able to compare the compensation of these positions based on public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other executive officers whose positions are more distinct and may not be as readily benchmarked by title, compensation information was compared against analogous positions in other public and private companies in the industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when evaluating compensation of its executive officers in 2025. Additionally, the Compensation Committee considered factors that contributed to the executive's value to the Company, such as length of service, area of responsibility, and specific skills. Based on the Compensation Committee's review of the compensation data available regarding the executives in its peer group among the other factors listed above, the Compensation Committee increased the base salary for Mr. Noreck and Mr. Rennick by 10%, from $300,000 to $330,000 and from $235,000 to $258,500, respectively, and set the target bonuses for all of the named executive officers under the 2025 Bonus Plan. The Compensation Committee has not retained a compensation consultant for purposes of advising on executive compensation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2025, 2024, and 2023 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compen-sation ($)(4)	Total($)
Gary Nugent(5)	2025	562,500	—	703,129	—	—	1,265,629
Chief Executive Officer	2024	543,385	275,017	—	—	52,891	871,293
	—	—	—	—	—	—	—
Daniel T. Noreck	2025	330,000	—	330,000	—	15,000	675,000
Chief Financial Officer and	2024	300,000	75,000	978,840	31,500	689,310	2,074,650
Treasurer	2023	300,000	—	503,910	—	15,000	818,910
Steve Niemiec	2025	400,000	—	400,007	—	15,000	815,007
Chief Revenue Officer	2024	400,000	—	2,481,190	31,500	2,423,250	5,335,940
	2023	400,000	—	3,880,800	—	15,000	4,295,800
William T. Morelli(5)	2025	304,500	—	228,376	—	—	532,876
President & GM	—	—	—	—	—	—	—
Intelligence & Advisory	—	—	—	—	—	—	—
Charles D. Rennick	2025	258,500	—	193,877	—	3,000	455,377
VP, General Counsel and	2024	—	—	—	—	—	—
Corporate Secretary	2023	—	—	—	—	—	—
Rebecca Kitchens(6)	2025	769,308	—	—	—	3,000	772,308
Former President & GM	2024	400,000	—	2,447,100	31,500	2,379,140	5,257,740
Brand to Demand	2023	400,000	—	3,926,780	—	3,000	4,329,780
Don Hawk(6)	2025	494,583	—	—	—	3,000	497,583
Former Executive Director	2024	480,000	—	—	31,500	741,530	1,253,030
Product Innovation	2023	480,000	—	366,480	—	3,000	849,480

(1)
The amounts in this column for 2024 reflect (i) the cash transaction bonus awarded to Mr. Noreck in an aggregate amount of $75,000, $37,500 of which became payable upon the execution of the Transaction agreement and $37,500 of which became payable at the Closing and (ii) a cash bonus paid to Mr. Nugent in his capacity as an executive of Informa totaling $275,017.
(2)
The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to each named executive officer during the applicable year. See Note 11 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2025, the amounts in this column for Messrs Nugent, Noreck, Niemiec, Morelli and Rennick reflect the aggregate grant date fair value of RSUs awarded in September 2025.
(3)
The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the 2025 Bonus Plan. For 2024 and 2023, the amounts reflect the cash portion of the bonus payments under the Former TechTarget Executive Incentive Bonus Plans for the applicable years. For more information, see "Compensation Discussion and Analysis - Executive Incentive Bonus Plan" and “Compensation Discussion and Analysis – Executive Incentive Compensation and Other Benefits” above.
(4)
Excluding Mr. Nugent, these amounts represent matching 401(k) contributions, the value of acceleration of RSUs previously granted by Former TechTarget in connection with the Transaction, and costs to the Company for services incurred to provide

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financial counseling services including finances, estate and tax planning, and tax preparation services ("Financial Services"). Matching 401(k) contributions were $3,000 per named executive officer in 2025, excluding Mr. Nugent and Mr. Morelli, who received matching pension and/or 401(k) contributions of $10,255 and $13,466, respectively. Amounts reflecting the value of the acceleration of RSUs previously granted by Former TechTarget in connection with the Transaction for Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Hawk were, $674,310, $2,379,140, $2,408,250, and $738,530, respectively. Financial Services for 2025 for Ms. Kitchens and Messrs. Nugent, Noreck, Niemiec, Morelli, Rennick and Hawk were $0, $0, $12,000, $12,000, $0, $0 and $0, respectively.
(5)
In addition to the amounts reported in this table, Mr. Nugent's compensation for 2025 includes 52,259 shares in Informa stock granted by Informa to Mr. Nugent, with a grant date fair value of $593,449 ("Nugent Award"), under the Informa 2025 Long-Term Incentive Plan. Mr. Nugent’s stock award, subject to the achievement of certain Informa performance conditions, will vest on April 14, 2028 and is not reimbursed by the Company to Informa. Mr. Nugent also acquired Informa stock through participation in the Informa Plans. Mr. Morelli’s compensation for 2025 includes 14,145 shares in restricted stock awards granted by Informa to Mr. Morelli, with a grant date fair value of $160,629 ("Morelli Award"). The Morelli Award will vest on April 14, 2027. The total value of both the Nugent Award and the Morelli Award was denominated in GBP, and the amount reported reflects the average exchange rate of 1.3188 USD per GBP for the year ended December 31, 2025. For more information, see “Compensation Discussion and Analysis – Executive Incentive Compensation and Other Benefits” above.
(6)
Ms. Kitchens, our Former President, departed from her employment with the Company effective as of July 31, 2025. Mr. Hawk, departed from his employment with the Company effective as of June 2, 2025.

Grants of Plan-Based Awards For 2025

The following table sets forth grants of plan-based awards made during 2025 to our named executive officers. The non-equity incentive plan awards were granted under our 2025 Bonus Plan, as described in greater detail in "Compensation Discussion and Analysis – Short-Term Incentive Plan" above. The equity incentive plan awards were granted under our 2024 Incentive Plan. The vesting schedule for the awards is set forth below in the table "Outstanding Equity Awards at Fiscal Year-End for 2025" below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Award Type	Grant Date	Threshold($)	Target($)	Maximum($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Gary Nugent	RSU	9/22/2025	—	—	—	102,497	703,129
	Cash		—	562,500	843,750	—	—
Daniel T. Noreck	RSU	9/22/2025	—	—	—	48,105	330,000
	Cash		—	330,000	891,000
Steve Niemiec	RSU	9/22/2025	—	—	—	58,310	400,007
	Cash		—	400,000	1,080,000	—	—
William T. Morelli	RSU	9/22/2025	—	—	—	33,291	228,376
	Cash		—	152,250	411,075
Charles D. Rennick	RSU	9/22/2025	—	—	—	28,262	193,877
	Cash		—	129,250	348,975	—	—
Rebecca Kitchens		—	—	—	—	—	—
Don Hawk		—	—	—	—	—	—

(1)
Represents the range of possible payouts of our named executive officers under the 2025 Bonus Plan, which range between no payout at 0% achievement and payout at the maximum capped amounts of the applicable target annual bonus opportunity, as further described above under "Compensation Discussion and Analysis – Short-Term Incentive Plan."
(2)
Represents an RSU award granted to the named executive officer in accordance with our executive compensation program.
(3)
Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 11 to our audited consolidated financial statements included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our 2025 Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2017 Stock Option and Incentive Plan. On March 10, 2017, upon recommendation by the Former TechTarget Compensation Committee, the Former TechTarget Board adopted the 2017 Stock Option and Incentive Plan and it was approved by Former TechTarget's stockholders and became effective on June 16, 2017. On June 8, 2021, Former TechTarget's stockholders approved an amendment to the 2017 Stock Option and Incentive Plan increasing the number shares of common stock authorized for issuance thereunder from 3,000,000 to 6,800,000. The 2017 Stock Option and Incentive Plan,

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as amended (the "2017 Plan"), permitted Former TechTarget to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, directors, consultants, and advisors. The 2017 Plan was administered by the Former TechTarget Compensation Committee. At Closing, the Company assumed the 2017 Plan solely for purposes of governing and administering any unvested Former TechTarget employee RSUs that were converted into an award of RSUs with respect to shares of Informa TechTarget's common stock. No further equity grants may be made under the 2017 Plan.

2022 Employee Stock Purchase Plan. On April 8, 2022, the Former TechTarget Board adopted the 2022 Employee Stock Purchase Plan (the "2022 ESPP") upon recommendation of the Former TechTarget Compensation Committee and it was approved by the Former TechTarget stockholders and became effective on June 7, 2022. The 2022 ESPP permitted eligible employees to purchase shares of Former TechTarget common stock at a discount during consecutive six-month plan periods. The Former TechTarget Board, the Former TechTarget Compensation Committee, or its delegate determined the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of Former TechTarget's common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of Former TechTarget's common stock on the last day of the plan period; provided, however, that such purchase price shall be at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code. Employee contributions were made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15%. The 2022 ESPP was terminated upon Closing.

2024 Incentive Plan. On November 26, 2024, Former TechTarget held a special meeting of stockholders (the "Special Meeting"), during which the stockholders of Former TechTarget voted to approve the Informa TechTarget 2024 Incentive Plan (the "2024 Incentive Plan"). The Former TechTarget Board previously approved the adoption of the 2024 Incentive Plan by our Board, subject to Former TechTarget stockholder approval and the Closing. The 2024 Incentive Plan provides for the award of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards by Informa TechTarget. Employees, directors, officers, advisors or consultants of Informa TechTarget, its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code or any other business venture (including, without limitation, joint venture or limited liability company) in which Informa TechTarget has a controlling interest, as determined by our Board (each such entity, a "Covered Entity") are eligible to participate in the 2024 Incentive Plan, as are prospective employees, directors, officers, consultants or advisors of any Covered Entity who have agreed to serve a Covered Entity in those capacities. 6,366,171 shares of Informa TechTarget common stock are issuable under the 2024 Incentive Plan.

2024 Employee Stock Purchase Plan. At the Special Meeting, our stockholders voted to approve the Informa TechTarget 2024 Employee Stock Purchase Plan (the "2024 ESPP"). The Former TechTarget Board previously approved the adoption of the 2024 ESPP by our Board, subject to Former TechTarget stockholder approval and the Closing. A total of 1,400,000 shares of Informa TechTarget common stock are available for grants under the 2024 ESPP, subject to adjustment under certain circumstances described in the 2024 ESPP. The 2024 ESPP permits eligible employees of Informa TechTarget and employees of a Covered Entity to purchase shares of Informa TechTarget common stock at a discount during consecutive six-month plan purchase periods. Under the terms of the 2024 ESPP, the purchase right price is determined by the administrator for the 2024 ESPP, which will be our Board or a committee appointed by our Board (the "ESPP Administrator") for each plan purchase period, and the purchase right price will be at least 85% of the applicable closing price of Informa TechTarget common stock (determined as provided under the 2024 ESPP). If the ESPP Administrator does not make a determination of the purchase right price, the purchase right price will be 85% of the lesser of the closing price of Informa TechTarget common stock (determined as provided under the 2024 ESPP) on either (a) the first business day of the plan purchase period or (b) the exercise date. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15% of the compensation such employee receives during the plan purchase period.

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Outstanding Equity Awards at Fiscal Year End for 2025

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Gary Nugent	9/22/2025	102,497	(2)	553,484
Daniel T. Noreck	9/22/2025	37,749	(3)	203,845
	8/13/2024	48,105	(4)	259,767
Steve Niemiec	9/22/2025	58,310	(5)	314,874
	8/13/2024	94,374	(6)	509,620
William T. Morelli	9/22/2025	33,291	(7)	179,771
Charles D. Rennick	9/22/2025	28,262	(8)	152,615
	8/13/2024	15,728	(9)	84,931
Rebecca Kitchens	—	—		—
Don Hawk	—	—		—

(1)
The amounts shown in this column are for RSUs. The value of the RSUs is based on $5.40, which was the closing price of the Company's stock on December 31, 2025, the last trading day of the Company's most recently completed fiscal year.
(2)
Mr. Nugent's RSUs vest as follows: 34,166, 34,166, and 34,165 on September 22, 2026, 2027, and 2028, respectively.
(3)
Mr. Noreck's RSUs vest as follows: 16,035 on each of September 22, 2026, 2027, and 2028, respectively.
(4)
Mr. Noreck's RSUs vest as follows: 18,875 and 18,874 on August 13, 2026 and 2027, respectively.
(5)
Mr. Niemiec's RSUs vest as follows: 19,437, 19,437, and 19,436 on September 22, 2026, 2027, and 2028, respectively.
(6)
Mr. Niemiec's RSUs vest as follows: 47,187 on each of August 13, 2026 and 2027.
(7)
Mr. Morelli's RSUs vest as follows: 11,097 on each of September 22, 2026, 2027, and 2028.
(8)
Mr. Rennick's RSUs vest as follows: 9,421, 9,421, and 9,420 on September 22, 2026, 2027, and 2028, respectively.
(9)
Mr. Rennick's RSUs vest as follows: 7,864 on each of August 13, 2026 and 2027, respectively.

Option Exercises and Stock Vested for 2025

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2025, including RSUs granted under the 2017 Plan. There were no option exercises during 2025 for our named executive officers and none of our named executive officers have outstanding options that are vested and exercisable but have not been exercised.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Gary Nugent	—		—
Daniel T. Noreck	18,875	(2)	114,571
Steve Niemiec	47,187	(3)	286,425
William T. Morelli	—		—
Charles D. Rennick	7,865	(4)	47,741
Rebecca Kitchens	141,561	(5)	859,275
Don Hawk	—		—

(1)
Values shown represent the number of shares multiplied by the closing price of the Company's common stock on the applicable vesting date.
(2)
Pursuant to the terms of the applicable RSU award agreement with Mr. Noreck: 18,875 shares that vested August 13, 2025 were deferred and delivered on August 21, 2025.
(3)
Pursuant to the terms of the applicable RSU award agreement with Mr. Niemiec: 47,187 shares that vested August 13, 2025 were deferred and delivered on August 28, 2025.
(4)
Pursuant to the terms of the applicable RSU award agreement with Mr. Rennick: 7,865 shares that vested August 13, 2025 were deferred and delivered on August 21, 2025.
(5)
Pursuant to the terms of the separation agreement included in that certain Release of Claims Agreement dated August 1, 2025 between the Company and Ms. Kitchens, all of Ms. Kitchen's unvested RSUs vested as of August 1, 2025 and were settled and delivered in accordance with the terms of the applicable RSU award agreement.

Nonqualified Deferred Compensation for 2025

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2025. For more information, see "Compensation Discussion and Analysis – Executive Incentive Compensation and Other Benefits" above.

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Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Gary Nugent	—	—	—	—
Daniel T. Noreck	114,571	—	113,628	—
Steve Niemiec	286,425	—	276,988	—
William T. Morelli	—	—	—	—
Charles D. Rennick	47,741	—	47,347	—
Rebecca Kitchens	859,275	—	859,275	—
Don Hawk	—	—	—	—

(1)
Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)
Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)
Represents fair market value of the shares on the date of delivery.

Employment Agreements and Potential Payments Upon Termination or Change of Control

The Employment Agreements may require us to make certain payments and/or provide certain benefits to our executives in the event of a termination of employment under certain circumstances or a change of control of the Company. The following sections summarize the material terms of the Employment Agreements and the payments that would be made to each of Mr. Noreck, Mr. Niemiec, Mr. Morelli, and Mr. Rennick assuming one of the events described below occurs or has occurred. As described under the "Compensation Discussion and Analysis - Equity Incentive Compensation and Other Benefits – Employment Agreements" section of this Proxy Statement, the provision of Mr. Nugent's services as our Chief Executive Officer is governed by the Secondment Agreement. Mr. Nugent is not entitled to any severance or change in control compensation; provided, however, Informa TechTarget is required to reimburse Informa for certain expenses, including separation benefits, under the Secondment Agreement to the extent Mr. Nugent's employment with ISSI is terminated during the Secondment Period, if: (i) Informa's termination of Mr. Nugent's employment with ISSI during the term of the Secondment Agreement is without "cause" and the Board has provided its prior approval to such termination, or (ii) Mr. Nugent terminates his employment with ISSI for "good reason" and the termination for "good reason" is due to an act, omission, or decision by Informa TechTarget. For purposes of the Secondment Agreement and the associated Employment Letter Agreement with Mr. Nugent, "cause" means: (a) commission of an act of gross negligence, willful misconduct, fraud, embezzlement, material dishonesty or theft; (b) arrest and/or conviction for a felony or any crime involving moral turpitude, fraud, dishonesty, or any other crime that impacts job duties and/or adversely affects ISSI's or its affiliates reputations, operations, or financial performance; (c) material breach of any agreement with ISSI; (d) failure to follow or implement the reasonable instructions or policies of ISSI or its affiliates; (e) material breach of duties and obligations; (f) refusal to follow the lawful directives of ISSI or its affiliates; (g) use of illegal drugs or any illegal substances; (h) violation of ISSI or its affiliates anti-harassment policy; (i) issuance of a consent decree, cease and desist, or similar order against Mr. Nugent; (j) any other act or omission that materially impairs ISSI's financial condition or reputation or that of any of its affiliates. For purposes of the Secondment Agreement and associated employment agreement with Mr. Nugent, "good reason" means: (I) a more than 25% reduction in base salary other than a reduction that is imposed proportionally on other similarly situated employees of ISSI; (II) any action or inaction that constitutes a material breach by ISSI of any material provision of the employment agreement. Informa TechTarget is not required to reimburse Informa in relation to any equity grants in Informa stock (including any taxes, fees, or levies paid or accrued in connection therewith).

Material Terms of the Employment Agreements — Termination of Employment. For both Mr. Noreck and Mr. Niemiec, the Employment Agreements entitle each to severance benefits if the Company terminates such executive officer's employment in the following situations: (i) without "cause"; (ii) if the executive officer terminates his employment for "good reason"; (iii) death; or (iv) disability. For purposes of the Employment Agreements, "cause" means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the Employment Agreements, "good reason" means: (I) a material reduction of the executive's annual base salary and/or annual target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive's responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the Employment Agreements; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the Employment Agreements. In the event of a termination of the executive without "cause," by the executive officer for "good reason," as a result of the executive's death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, Mr. Noreck and Mr. Niemiec would be entitled to: (1) continued payment of base salary for nine months following termination, (2) payment of a portion of the executive's COBRA costs at active employee rates, which may include a tax gross-up, for up to nine months following termination, (3) payments (prorated over a period of nine months) equal in the aggregate to the greater of (x) 50% of the

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executive's targeted bonus or (y) a pro-rated amount of the target bonus based on the number of months that have passed in the applicable fiscal period; and (4) the accelerated vesting of all equity awards held by the executive in an amount equal to 10% for each year of the executive's service with the Company (including any predecessor thereto), with a minimum of 50% vesting for any executive who has been employed by the Company (including any predecessor thereto) for five years or less. Receipt of such severance payments and benefits by each of Mr. Noreck and Mr. Niemiec is conditioned on providing the Company a release of claims and compliance with applicable restrictive covenants. In the event that each of Mr. Noreck and Mr. Niemiec is terminated for cause or terminates their employment other than for good reason, such executive officer would not be entitled to any of the foregoing severance benefits under their Employment Agreement.

Mr. Morelli’s Employment Agreement consists of an Employment Letter Agreement, Mutual Arbitration Agreement, and Confidentiality and Restrictive Covenant Agreement. Mr. Morelli is considered an at-will employee and either he or Informa TechTarget may terminate the employment relationship at any time, with or without cause, and with or without notice subject to certain notice provisions contained in his Employment Letter Agreement. Specifically, the Company agrees to provide Mr. Morelli with at least six months advance notice if it chooses to terminate his employment for reasons other for “Cause” (as defined below) and Mr. Morelli agrees to provide the Company with at least six months advance notice if he chooses to terminate his employment for any reason other than for “Good Reason” (the “Notice Pay”). Under Mr. Morelli’s Employment Letter Agreement, “cause” means: (i) commission of an act of gross negligence, willful misconduct, fraud, embezzlement, material dishonesty or theft with respect to the Company or any of its affiliates; (ii) arrest and/or conviction for a felony or any crime involving moral turpitude, fraud, dishonesty or any other crime which makes Mr. Morelli unable to perform his job duties and/or adversely affects the Company’s or its affiliates’ reputations, operations or financial performance; (iii) material breach of any agreement with the Company or any of its affiliates, including the Employment Letter Agreement and the Confidentiality and Restrictive Covenant Agreement; (iv) failure to follow or implement the reasonable instructions or policies of the Company, continuing after written warning and after the expiration of thirty (30) days for his compliance; (v) material breach of his duties and obligations, following written warning and after the expiration of thirty (30) days to permit him to remedy the breach; (vi) refusal to perform the lawful directives of the Company or its affiliates, following written warning and after the expiration of thirty (30) days to permit him to remedy the breach; (vii) use of illegal drugs or any illegal substance, violation of the Company’s Drug and Alcohol Policy or abuse of alcohol that, in the Company’s judgment, interferes with his performance of any of his job duties; (viii) violation of the Company’s No Harassment Policy as determined by the Company; (ix) the issuance of a final consent decree, cease and desist or similar order against him by a regulatory agency relating to violations or alleged violations of any law or regulation governing the conduct of the business of the Company; and (x) any other act or omission by him that materially impairs the Company’s financial condition or reputation, as determined by the Company. Under Mr. Morelli’s Employment Letter Agreement, "good reason" means any of the following, without Mr. Morelli’s prior written consent: (a) a more than twenty-five percent (25%) reduction in base salary (other than a reduction that is imposed proportionally on other similarly situated employees); (b) a material change in the geographic location at which he must perform the services that increases his commute by more than 50 miles; and (c) any action or inaction that constitutes a material breach by the Company of any material provision of the Employment Letter Agreement. However, none of the foregoing events or conditions will constitute good reason unless Mr. Morelli provides the Company with written objection to the event or condition within 30 days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection (the “Cure Period”), and Mr. Morelli resigns his employment within 30 days following the expiration of that Cure Period. Finally, in addition to the notice requirements and payment provisions of Mr. Morelli’s Employment Letter Agreement, he may be entitled to certain severance benefits applicable to eligible company employees under the Company’s severance pay plan, including salary continuation and COBRA benefits, to the extent his termination relates to a job elimination involving a restructuring or downsizing, role elimination, office closure, or change in company direction (the “Severance Plan Benefits”).

Mr. Rennick’s Employment Agreement consists of an Offer Letter and Relationship Agreement for Employees (the “Relationship Agreement”). Mr. Rennick is considered an at-will employee and either he or Informa TechTarget may terminate the employment relationship at any time, with or without cause, and generally with or without notice. Mr. Rennick is not entitled to any severance compensation if he voluntarily terminates his employment, is terminated for “cause,” or if his termination is not related to a Change of Control. Under Mr. Rennick’s Relationship Agreement, for “cause” means: (i) willful or reckless failure to perform, or willful or reckless violation of, his duties for or on behalf of the Company (other than a failure resulting from his death or disability), which failure or violation shall not have been cured within a reasonable cure period, upon his receipt of written notice from the Company of said failure or violation; (ii) commission of an act of fraud or theft against the Company or any of its subsidiaries; or (iii) conviction of (or plea of nolo contendere to) any felony. Under Mr. Rennick’s Relationship Agreement, in the event of a termination as a result of a change in control, Mr. Rennick would be entitled to: (a) six (6) months' salary continuation, (b) a prorated portion of his target bonuses based on the termination date, (c) an opportunity to participate in the Company’s medical and dental plans under the same financial arrangement as when employed, and (d) full acceleration of all unvested options, restricted stock units, or other granted equity as of the termination date. Similar to Mr. Morelli, Mr. Rennick may be entitled to the Severance Plan Benefits relating to a job elimination that is not considered a change of control under his Relationship Agreement.

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Severance Benefits of Ms. Kitchens. In connection with our reorganization plan announced in July 2025, Ms. Kitchens agreed to a separation to flatten the executive organizational structure, reduce the spans of control at the senior leadership level, and streamline communications and decision making, and effective July 31, 2025, she ceased serving as our President – Informa TechTarget & General Manager – Brand to Demand and departed as an employee of Informa TechTarget. In connection with her departure, Ms. Kitchens received: (i) continued payment of base salary for nine (9) months following termination; (ii) a pro-rated amount of her target bonus for 2025; (iii) payment of a portion of Ms. Kitchens’ COBRA costs at active employee rates, which may include a tax gross-up, for up to nine (9) months following termination; and (iv) accelerated vesting of all outstanding restricted stock units granted to Ms. Kitchens on August 13, 2024.

Severance Benefits of Mr. Hawk. Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025. In connection with his departure, Mr. Hawk received the following severance benefits specified in his Employment Agreement: (i) continued payment of base salary for 11 months following termination, which equals an aggregate amount of $440,000 and (ii) payment of a portion of Mr. Hawk’s COBRA costs at active employee rates, which may include a tax gross-up, for up to 18 months following termination in the amount of $32,753.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a change in control (as defined in each respective Employment Agreement), all unvested equity awards held by Mr. Noreck, Mr. Niemiec, and Mr. Rennick will become fully vested and exercisable. In the event of change in control event (as defined in the applicable restricted stock unit agreement), 50% of the unvested equity awards held by Mr. Morelli will become fully vested and exercisable. The remaining 50% will vest in accordance with the original vesting schedule provided in the restricted stock unit agreement, becoming free from conditions or restrictions on each subsequent vesting date. In addition, the remaining 50% shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the change in control event, Mr. Morelli’s employment is terminated for “good reason” or without “cause” as those terms are defined under the 2024 Incentive Plan. If Mr. Noreck's, Mr. Niemiec's, Mr. Morelli’s or Mr. Rennick's termination of employment results from a change in control event, then both the non-competition and non-solicitation covenants for Mr. Noreck and Mr. Niemiec survive for nine months following the termination of employment, for Mr. Morelli, the non-competition and non-solicitation covenants survive for twelve months, following the termination of employment, and for Mr. Rennick, the non-competition and non-solicitation covenants survive for six months and twelve months, respectively, following the termination of employment.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the Secondment Agreement and associated Employment Letter Agreement described above to Mr. Nugent and the Employment Agreements described above to each of Mr. Noreck, Mr. Niemiec, Mr. Morelli, and Mr. Rennick in the event there has been a termination of employment and/or Change in Control as defined under the Secondment Agreement, and associated Employment Letter Agreement, and the Employment Agreements, in each case, on December 31, 2025. Because the disclosures in the table assume the occurrence of a termination and/or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

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Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)(1)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Gary Nugent
Cash Severance(2)	281,250	—	281,250
Equity Awards(3)	553,484	553,484	—
Continuation of Benefits(4)	8,940	—	8,940
Other Benefits(5)	281,250	—	281,250
Total Value of Benefits	1,124,924	553,484	571,440
Daniel T. Noreck
Cash Severance(2)	241,875	—	241,875
Equity Awards(3)	417,250	417,250	—
Continuation of Benefits(4)	15,332	—	15,332
Other Benefits(5)	247,500	—	247,500
Total Value of Benefits	921,957	417,250	504,707
Steve Niemiec
Cash Severance(2)	300,000	—	300,000
Equity Awards(3)	824,494	824,494	—
Continuation of Benefits(4)	16,370	—	16,370
Other Benefits(5)	300,000	—	300,000
Total Value of Benefits	1,440,864	824,494	616,370
William T. Morelli
Cash Severance(2)	271,649	—	271,649
Equity Awards(3)	—	89,886	89,886
Continuation of Benefits(4)	6,541	—	6,541
Other Benefits(5)	—	—	—
Total Value of Benefits	278,190	89,886	368,076
Charles D. Rennick
Cash Severance(2)	89,481	—	126,313
Equity Awards(3)	—	237,546	—
Continuation of Benefits(4)	7,556	—	10,914
Other Benefits(5)	—	—	64,625
Total Value of Benefits	97,036	237,546	201,852

(1)
A "qualifying termination" means, under Mr. Noreck’s and Mr. Niemiec’s Employment Agreements, Mr. Nugent’s Secondment Agreement and associated Employment Letter Agreement, Mr. Morelli’s Employment Letter Agreement, and Mr. Rennick’s Relationship Agreement, a termination of employment by the Company without "cause," by the executive for "good reason," as a result of his or her death or disability, or, with respect to Mr. Noreck's and Mr. Niemiec's Employment Agreements, as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term. Additionally, for Mr. Morelli and Mr. Rennick, "qualifying termination" means a termination that would be considered a job elimination involving a restructuring or downsizing, role elimination, office closure, or change in company direction resulting in eligibility to receive certain Severance Plan Benefits and, for Mr. Morelli, includes the six months of Notice Pay he would be entitled to receive under his Employment Letter Agreement.
(2)
In the case of Mr. Nugent, Mr. Morelli (inclusive of Notice Pay), and Mr. Rennick, the amount is equal to six months of their annual salary. In the case of each of Mr. Noreck and Mr. Niemiec, the amount is equal to nine months of their annual salary.
(3)
Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $5.40, the closing price of the Company's common stock on December 31, 2025, the last trading day of the Company's fiscal year.
(4)
Under the Employment Agreements, represents payment of a portion of the executive's COBRA costs at active employee rates, which may include a tax gross-up, for up to nine months following termination, for the periods of salary continuance set forth in footnote 2 above. Under the Secondment Agreement, represents payment of a portion of the executive's benefits, calculated based on a pro-rated amount of the U.S. employee benefits reported in the Summary Compensation Table for the period of salary continuance set forth in footnote 2 above.
(5)
The total bonus payments due upon a termination following a change in control were calculated based on full-year performance under the 2025 Bonus Plan using the target bonuses for each executive listed in the section titled "Compensation Discussion and Analysis - Executive Incentive Bonus Plan - 2025 Plan Performance."

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Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual aggregate total compensation of our CEO, Mr. Nugent. For 2025, our last completed fiscal year:

•
The 2025 annual aggregate total compensation for Mr. Nugent was $1,265,629.
•
Our median employee's (as defined below) annual total compensation was $111,374.
•
The ratio of the aggregate annual total compensation of Mr. Nugent to our Median Employee's annual total compensation was 11.36 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

We determined that, as of December 31, 2025, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including all of our U.S. and international employees, both full-time and part-time, excluding Mr. Nugent, was 1,850. We annualized compensation for employees hired during 2025 and converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2025. We identified our median employee by reviewing compensation information from our payroll records and providers for 2025 and used a consistently applied compensation measure for 2025, which included total taxable income, or equivalent.

Pay Versus Performance

Our Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the "Compensation Actually Paid" to our named executive officers and certain aspects of our financial performance. For further information regarding our executive compensation program, our compensation philosophy, and how the Company aligns executive compensation with performance, please refer to the "Compensation Discussion and Analysis" beginning on page 15. Note the required compensation and financial information presented in the following table for the years 2024 and 2025 reflects our December 2, 2024 business combination with Informa, whereas all prior years reflect pre-combination compensation and financial information.

Pay-Versus-Performance Table
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compen-sation Table Total for First PEO (1)(2)($)	Summary Compen-sation Table Total for Second PEO (1)(2)($)	Compen-sation Actually Paid to First PEO (3)($)	Compen-sation Actually Paid to Second PEO (3)($)	Average Summary Compen-sation Table Total for Non-PEO Named Executive Officers (4)($)	Average Compen-sation Actually Paid to Non-PEO Named Executive Officers (5)($)	Total Stock-holder Return (6)($)	Peer Group Total Stock-holder Return (7)($)	Net Income (8)($)	Company-Selected Measure (Revenue) (9)($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	N/A	1,265,629	N/A	1,115,984	624,692	(275,881)	9	58	(1,008,306,000)	486,791,000
2024	3,309,863	871,293	2,128,063	871,293	3,092,951	2,703,612	34	72	(165,996,000)	490,391,000
2023	1,989,300	N/A	(449,438)	N/A	2,629,398	1,507,369	59	80	4,461,000	229,963,000
2022	10,645,438	N/A	379,378	N/A	3,207,079	1,315,373	75	68	41,609,000	297,488,000
2021	10,534,913	N/A	17,835,652	N/A	5,844,045	6,474,584	162	99	949,000	263,427,000

(1)
During 2025, the only Principal Executive Officer ("PEO") was Gary Nugent. During 2024, two individuals served as PEOs. The first PEO included in the table for 2024 is Mike Cotoia (the "First PEO"), and the second PEO is Gary Nugent (the "Second PEO"). The PEO for 2023, 2022, and 2021 is Mr. Cotoia.
(2)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Cotoia and Mr. Nugent for each corresponding covered year in the "Total" column of the Summary Compensation Table for each applicable year. Please

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refer to "Executive Compensation - Executive Compensation Tables - Fiscal 2025 Summary Compensation Table."
(3)
The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Cotoia and Mr. Nugent, as computed in accordance with Item 402(v) of Regulation S-K for the applicable covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEOs' total compensation for the applicable covered fiscal year to determine the "compensation actually paid":

Mr. Cotoia (First PEO)

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2025	N/A	N/A	N/A	N/A
2024	3,309,863	—	(1,181,800)	2,128,063
2023	1,989,300	1,374,300	(1,064,438)	(449,438)
2022	10,645,438	9,841,938	(424,122)	379,378
2021	10,534,913	9,731,413	17,032,152	17,835,652

Mr. Nugent (Second PEO)

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2025	1,265,629	703,129	553,484	1,115,984
2024	871,293	—	—	871,293
2023	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" columns in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in common stock.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Mr. Cotoia (First PEO)

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year($)	Total Equity Award Adjust-ments($)
2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2024	0	0	0	(1,181,800)	0	0	(1,181,800)
2023	1,568,700	(1,196,000)	63,462	(1,500,600)	0	0	(1,064,438)
2022	6,609,000	(5,676,000)	3,154,228	(4,511,350)	0	0	(424,122)
2021	8,609,400	6,396,250	282,502	1,744,000	0	0	17,032,152

Mr. Nugent (Second PEO)

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year($)	Total Equity Award Adjust-ments($)
2025	553,484	0	0	0	0	0	553,484
2024	0	0	0	0	0	0	0
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Equity Award Valuations - PEO: Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards held by our PEOs that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(4)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our "NEO(s)") as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021) and Mr. Nugent (for 2025 and 2024)) for each covered year in the "Total" column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021) and Mr. Nugent (for 2025 and 2024)) included for purposes of calculating the average amounts of total compensation for (i) each of 2021 and 2022 was our Executive Chairman, Greg Strakosch, our Chief Financial Officer and Treasurer, Daniel T. Noreck, and our former Executive Director, Product Innovation, Don Hawk, (ii) for 2023 and 2024 was our Chief Financial Officer and Treasurer, Daniel T. Noreck, our President, Rebecca Kitchens, our Chief Operating Officer and Chief Revenue Officer, Steven Niemiec, and our Executive Chairman, Greg Strakosch, and (iii) for 2025 was our Chief Financial Officer and Treasurer, Daniel T. Noreck, our Chief Revenue Officer, Steven Niemiec, our President and General Manager - Intelligence & Advisory, William T. Morelli, our VP, General Counsel, and Corporate Secretary, Charles D. Rennick, our Former President, Rebecca Kitchens, and our Former Executive Director, Product Innovation, Don Hawk.
(5)
The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021) and Mr. Nugent (for 2025 and 2024)), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The numbers for the Average Compensation Actually Paid to Non-PEO Named Executive Officers have been updated for 2021 and 2022 to reflect an inadvertent error in calculations relating to the vesting date for RSUs granted to Mr. Hawk on August 3, 2018. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021)

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	30

and Mr. Nugent (for 2025 and 2024)) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the compensation actually paid to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021) and Mr. Nugent (for 2025 and 2024)), using the same methodology used for the PEOs specified again in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Less Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus Equity Award Adjustments (b)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)
2025	624,692	192,043	(708,529)	(275,881)
2024	3,092,951	1,181,426	792,087	2,703,612
2023	2,629,398	2,192,398	1,070,369	1,507,369
2022	3,207,079	2,646,246	754,540	1,315,373
2021	5,844,045	5,283,212	5,913,751	6,474,584

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" column in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in equity which is fully vested upon grant.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted during Prior Fiscal Year as of End of Covered Fiscal Year($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year($)	Average Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year ($)	Total Average Equity Award Adjust-ments($)
2025	151,171	(582,147)	0	(277,553)	0	0	(708,529)
2024	1,346,753	0	6,818	(561,484)	0	0	792,087
2023	1,843,223	(381,800)	32,831	(423,885)	0	0	1,070,369
2022	1,762,400	(1,874,800)	1,921,560	(1,054,620)	0	0	754,540
2021	4,400,360	962,483	172,111	378,797	0	0	5,913,751

Equity Award Valuations - Non-PEO NEOs: Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards held by the other NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, and 2021) and Mr. Nugent (for 2025 and 2024)) that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(6)
Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2020) by our share price at the beginning of the measurement period.
(7)
Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Media Industry Index.
(8)
The dollar amounts reported represent the amount of net income/(loss) reflected in our audited financial statements for each covered fiscal year. The net income/(loss) amount for 2024 has been updated to correct an inadvertent reporting error. Net income/(loss) has been revised from ($151.336) million to ($165.996) million. For 2025, net income/(loss) was significantly impacted by substantial non-cash goodwill impairment charges totaling approximately $931.6 million across our reporting units. These impairment charges were triggered by a decline in share price during 2025, along with other qualitative considerations including the continued impact from conditions in the macroeconomic environment.

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(9)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEOs and other NEOs, for the most recently completed fiscal year, to our performance. The revenue amount for 2024 has been updated to correct an inadvertent reporting error. Revenue has been revised from $492.180 million to $490.391 million.

Financial Performance Measures. As described in greater detail in "Executive Compensation - Compensation Discussion and Analysis," our executive compensation program is designed to reflect our variable "pay-for-performance" philosophy. The performance measures that we use for our short-term incentive award programs are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

Revenue	Operating Profit

The Compensation Committee designed the relevant Revenue and Operating Profit targets used in the 2025 Bonus Plan by taking into consideration the 2025 budget as well as projected revenue. For more information on the 2025 Bonus Plan, see "Executive Compensation - Executive Incentive Bonus Plan" above.

Analysis of Information Presented in Pay-Versus-Performance Table. As described in more detail in "Executive Compensation - Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.

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Compensation Actually Paid and Net Income/(Loss). As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased in 2025 along with our net income/(loss). Our 2025 net income/(loss) was impacted by substantial non-cash goodwill impairment charges totaling approximately $931.6 million across our reporting units. These impairment charges were primarily driven by a decline in our share price during 2025 and macroeconomic conditions, rather than reflecting the underlying operational performance of the Company. While these non-cash accounting charges reduced reported net income, they do not represent actual cash outflows or reflect the day-to-day operational effectiveness. The Compensation Committee determined that operating profit, which showed improvement during 2025, provided a more accurate measure of management's execution against controllable operational metrics such as core business performance, revenue generation capability, and operational efficiency. Note the required compensation and financial information presented in the following table for the years 2024 and 2025 reflect our December 2, 2024 business combination with Informa, whereas all prior years reflect pre-combination compensation and financial information.

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Compensation Actually Paid and Company Selected Measure (Revenue). As demonstrated by the following graph, both the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased, and our revenue decreased, in 2025. As described above, "revenue" is our Company-Selected Measure. Note the required compensation and financial information presented in the following table for the years 2024 and 2025 reflect our December 2, 2024 business combination with Informa, whereas all prior years reflect pre-combination compensation and financial information.

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Compensation Actually Paid and Company TSR and Peer Group TSR. As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased in 2025 along with peer group TSR. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to "Executive Compensation - Compensation Discussion and Analysis."

Pay Versus Performance Conclusions. The Compensation Committee believes in "pay for performance" and has structured our compensation program to reward our executive officers when we are delivering strong results. Compensation actually paid generally aligns with Company performance in prior years, however, there is volatility due to market conditions that have resulted in a declining stock price following the Closing of the business combination with Informa in December 2024. While our 2025 net income/(loss) was impacted by non-cash goodwill impairment charges, the Compensation Committee evaluated executive performance based on a comprehensive assessment of overall performance and underlying operational metrics. The Compensation Committee recognized that these non-cash impairment charges, while material to reported net income/(loss), did not reflect the operational improvements achieved during the year The Compensation Committee’s approach reflects that compensation decisions appropriately balance accountability for overall performance with recognition of operational improvements that demonstrate management's effectiveness in navigating challenging macroeconomic conditions and driving long-term stockholder value.

Policies and Practices Related to the Grant of Equity Awards

Other than with respect to new hire awards, Informa TechTarget typically grants RSU awards once per year to a key employees, typically in August/September. The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. The Company does not have any specific policy or practice on the

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timing of equity awards in relation to the disclosure of material nonpublic information by the Company. During 2025, neither the Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,217,893	(1)	$8.70	(2)	7,050,753	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,217,893		$8.70		7,050,753

(1)
Includes (i) 553,158 unvested RSUs with respect to grants under the Former TechTarget 2017 Plan that were cancelled and assumed by Informa TechTarget and converted, in accordance with the terms of the Transaction Agreement, into RSU awards with respect to shares of Informa TechTarget common stock and (ii) 664,735 unvested RSUs granted under our 2024 Incentive Plan.
(2)
The weighted average exercise price of outstanding options, warrants and rights excludes RSUs, which do not have an exercise price. As of December 31, 2025, there were no outstanding options, warrants and rights.
(3)
Includes 5,650,753 securities remaining available for issuance under our 2024 Incentive Plan, which was approved by the Company's stockholders and became effective on December 2, 2024 and 1,400,000 securities available for issuance under the 2024 ESPP, which was approved by the Company's stockholders and became effective on December 2, 2024.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of David Flaschen (Chair), Sally Ashford, Stephen A. Carter, and Christina Van Houten. With the exception of Mr. Nugent who serves as a Director of our Board but does not serve on any Board committees, none of our named executive officers (i) serve as a member of the board of directors or compensation committee, or (ii) served or is currently serving on any other committee serving an equivalent function, of any other entity that has one or more of its executive officers that (x) served as a member of our Board or our Compensation Committee or (y) is currently serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2025 have ever been an employee of Informa TechTarget.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2026 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, director nominees, and named executive officers, and (3) all of our directors and executive officers as a group. Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock. The applicable percentage of beneficial ownership is based on 72,296,645 shares of common stock outstanding as of March 31, 2026.

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Name and Address(1)	Total Number Beneficially Owned	% of Common Stock Outstanding
Informa PLC(2)	41,651,366	57.61%
Lynrock Lake LP(3)	7,498,717	10.37%
Trigran Investments, Inc.(4)	3,759,509	5.20%
Sally Ashford	—	—
Stephen A. Carter	—	—
David Flaschen(5)	30,592	*
M. Sean Griffey	154,476	*
Don Hawk	173,102	*
Patrick Martell	—	—
Gary Nugent	4,200	*
Perfecto Sanchez	15,129	*
Christina G. Van Houten	36,939	*
Daniel T. Noreck	71,519	*
Rebecca Kitchens(6)	268,012	*
Steven Niemiec	141,578	*
William T. Morelli	—	*
Charles D. Rennick	29,695	*
All Directors and executive officers as a group (13 persons)	657,230	*

* Represents beneficial ownership of less than 1%.

(1)
The address for all directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)
Information is based on a Schedule 13D filed with the SEC on December 9, 2024. As of December 2, 2024, Informa PLC reported having sole voting power with respect to 41,651,366 shares and sole dispositive power with respect to 41,651,366 shares reported on the Schedule 13D. Informa reported that the following Informa subsidiaries beneficially owned our common stock: Informa Jersey Limited (Jersey, Channel Islands), Informa Group Holdings Limited (UK), and Informa US Holdings Limited (UK). The principal business address of Informa PLC is 5 Howick Place, London, SW1P 1WG, UK.
(3)
Information is based on a Schedule 13G filed with the SEC on March 6, 2026. As of February 28, 2026, (i) Lynrock Lake LP, (ii) Lynrock Lake Partners LLC, and (iii) Cynthia Paul reported beneficial ownership of, and sole voting and dispositive power over, 7,498,717 shares. Lynrock Lake Master directly held 7,498,717 shares, and certain feeder funds that invest in Lynrock Lake Master may have the right to receive dividends from, or the proceeds from the sale of, the securities directly held by Lynrock Lake Master. The principal business address of these reporting persons is 2 International Drive, Suite 130, Rye Brook, NY 10573.
(4)
Information is based on a Schedule 13G filed jointly by Trigran Investments, Inc., Douglas T. Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson with the SEC on February 13, 2025, which indicated that the reporting persons share dispositive and voting power over the reported number of shares. As of December 31, 2024, the reporting persons reported having shared voting power with respect to 3,582,698 shares of our common stock and shared dispositive power with respect to 3,759,509 shares of our common stock. The principal business address of Trigran Investments, Inc. is 630 Dundee Road, Suite 230, Northbrook, IL 60062.
(5)
Includes (i) 10,592 shares held by Mr. Flaschen and (ii) 20,000 shares held by the Flaschen Family Trust.
(6)
Amount beneficially owned reflects ownership as of August 13, 2025, taking into consideration Ms. Kitchens beneficial ownership of 126,451 shares of our common stock reported on her most recently filed Form 3 on December 3, 2024, plus the acceleration and settlement of 141,561 RSUs that converted into shares of our common stock in connection with that certain Release of Claims Agreement between the Company and Ms. Kitchens dated August 1, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee ("Nominating Committee") which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating Committee meetings, subject to ratification by the Nominating Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating Committee. A transaction reviewed under the policy will be considered approved or ratified if it

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is authorized by the Nominating Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Nominating Committee will review and consider:

•
the related person's interest in the transaction;
•
the approximate dollar value of the amount involved in the transaction;
•
the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating Committee may approve or ratify the transaction only if the Nominating Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating Committee may impose any conditions on the transaction that it deems appropriate.

We must establish an ad-hoc Related Party Transactions Committee of our Board (an "RPT Committee") from time to time when required by the Stockholders Agreement. Pursuant to the Stockholders Agreement, the RPT Committee must be composed of at least three independent directors and all but one of which must be independent directors who are also non-Informa designees. As long as required by the Stockholders Agreement, our related party transactions policy requires approval of an RPT Committee for, among other things and subject to certain exceptions: (i) any related party transaction involving a payment above certain dollar thresholds, (ii) any material amendments to, or material modifications or terminations (other than as a result of expiration or non-renewal) of, or material waivers, material consents or material elections, under any previously approved related party transaction, (iii) any related party transaction for which Informa or its subsidiaries (other than Informa TechTarget and its subsidiaries) or directors, officers, or employees of Informa or its subsidiaries (other than Informa TechTarget) requests approval from an RPT Committee, (iv) any matter under the Stockholders Agreement which expressly requires approval from an RPT Committee (including material amendments of, or waivers of Informa TechTarget’s rights under, the Stockholders Agreement) and (v) any related party transaction that is otherwise material.

Certain Related Party Transactions.

On December 2, 2024, the Company entered into a number of intercompany agreements in connection with the Closing and the terms of the Transaction Agreement, including the following:

•
Stockholders Agreement with Informa and Informa HoldCo, which, subject to certain Informa TechTarget common stock ownership thresholds, outlines certain rights and obligations of Informa TechTarget, Informa, and Informa HoldCo related to Informa HoldCo's ownership of Informa TechTarget shares, including the right of Informa to nominate directors to the Board, the right of Informa to nominate the Board chair, the composition of our committees, certain consent rights of Informa to certain material actions of the Company and consent rights with respect to modifications or changes to the business strategy of the Company.
•
Registration Rights Agreement with Informa HoldCo, which grants Informa HoldCo certain market registration rights, including, demand registration rights and piggyback registration rights, with respect to its registrable securities, consisting of shares of Informa TechTarget common stock. Among other things, we agreed to pay all fees and expenses in connection with any registration pursuant to the Registration Rights Agreement, except brokerage fees, underwriting discounts and selling commissions, and stock transfer taxes payable in respect to the sale of shares by the registering stockholder.
•
Tax Matters Agreement with Informa, Informa USA, Inc., Informa Tech, LLC, and Informa Intrepid Holdings, Inc., which governs certain of the parties' respective rights, responsibilities and obligations with respect to taxes of the parties and their respective subsidiaries. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the allocation and utilization of tax attributes and benefits, tax elections, the administration of tax contests and assistance and cooperation on tax matters.
•
Data Sharing Agreement with Informa, which governs how Informa and Informa TechTarget will leverage their respective data sets and shared personal data in furtherance of certain agreed use cases provided in the Data Sharing Agreement and in compliance with applicable data protection laws.
•
Brand License Agreement with Informa Group Limited ("IGL"), granting Informa TechTarget a non-exclusive, fully paid, royalty-free, non-sublicensable, non-transferable license to the word "Informa" for use as part of the name

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"Informa TechTarget" globally in connection with the co-branded business activities of the parties. Under the Brand License Agreement, Informa TechTarget may not take any action which may bring IGL or the word "Informa" into disrepute, damage the goodwill or reputation of IGL or the word "Informa."
•
Commercial Cooperation Agreement with IGL which outlines certain commercial services including, without limitation, content support, media partnerships, speaking opportunities, hosting of analyst summits, advertising campaigns, and shared brand licensing to be provided by and between each of Informa TechTarget and IGL. Additionally, the Commercial Cooperation Agreement grants certain intellectual property rights. In addition, Informa TechTarget and Informa and/or one of their respective subsidiaries, as appropriate, have entered into one or more additional arrangements that are related or ancillary to the commercial services to be provided under the Commercial Cooperation Agreement including for various marketing, sale, and delivery services relating to Black Hat Online, the Game Developers Conference, ICMI consulting services, and lead generation services provided by Netline Corporation.
•
Term Loan Credit Facility with Informa Group Holdings Limited providing the Company with a $250 million unsecured five-year revolving credit facility (the "Credit Facility") that expires on December 2, 2029 and is guaranteed by Informa TechTarget's existing and future material wholly-owned domestic subsidiaries, subject to customary exceptions. As of December 31, 2025, the Company had $106.7 million drawn under the Credit Facility. Informa TechTarget drew down $135.0 million and paid down $28.3 million in revolving loans under the Credit Facility during the year ended December 31, 2025.
•
Secondment Agreements with ISSI and other Informa subsidiaries governing the provision of certain employee services, inclusive of our Chief Executive Officer, for Informa TechTarget. For additional information regarding the Secondment Agreement with Mr. Nugent, see the section titled "Equity Incentive Compensation and Other Benefits - Employment Agreements."
•
Transitional Services Agreement with IGL, which governs certain services to be provided by IGL to Informa TechTarget. Pursuant to the Transition Services Agreement, IGL provides Informa TechTarget and its affiliates with certain services, including IT, accounting and financial, human resources and payroll, property, business support, and other specified services. The services provided by IGL to the Company are generally planned to be provided for an initial term of eighteen months following the Closing. The Company may extend any service for six months, provided that IGL has the capability and resources to provide any such service. Services under the Transitional Services Agreement are generally provided at a base monthly service fee per service and will continue through December 2026. In 2025, the Company incurred $20.3 million in costs in relation to these transitional services (and in relation to the Secondment Agreements).
•
Supplemental Transitional Services Agreements, as amended, with various Informa subsidiaries, including Informa Services Limited, Informa Exhibitions (Beijing) Limited, Informa Markets LTDA, and Taylor & Francis Books PVT Limited, which govern certain agreed transitional services for certain employees until these employees can be transferred to the Company or a subsidiary of the Company. Services under the Supplemental Transitional Services Agreements will continue through June 2026.
•
Reverse Transitional Services Agreement with IGL, which governs certain property services and the use of Informa TechTarget facilities located in the United States, Japan, Malaysia, China and South Korea on substantially the same terms as such facilities were occupied by IGL prior to the Transactions and subject to compliance with the Company's requirements.

On October 31, 2024, Sean Griffey, along with the other parties party to the Deferred Purchase Agreement, dated as of July 18, 2022, by and among Intrepid Holdings Inc. (which became a wholly-owned subsidiary of Informa TechTarget in connection with the Transaction), Sean Griffey, Eli Dickinson and Ryan Williamson and the other parties thereto (the "Deferred Purchase Agreement"), entered into Amendment No. 1 to the Deferred Purchase Agreement (the "Amendment"). Pursuant to the Amendment, (i) on December 2, 2024, Mr. Griffey received $10,900,000 as consideration for shares of Scuba Holdings, Inc. owned by Mr. Griffey that were purchased by the Buyer pursuant to the Deferred Purchase Agreement and (ii) Mr. Griffey agreed to purchase shares of Informa TechTarget having a value equal to $3,542,500 within 30 days after the closing of the Transaction and to not directly or indirectly transfer, sell, exchange or assign to any person, or pledge, hypothecate or otherwise encumber or dispose of any such shares until March 31, 2026.

On April 20, 2025, the Company entered into a reseller cooperation license agreement with IGL ("Urgent Communications License Agreement"), pursuant to which the Company licensed the Urgent Communications website and brand to IGL following a determination by the Company that it would no longer support the website and related business following the completion of the Transaction. The Urgent Communications License Agreement expires on April 20, 2030 unless earlier terminated by either party in accordance with the terms of the license agreement. There is no revenue share component

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under the Urgent Communications License Agreement and the Company retains all intellectual property rights to the underlying website and related business. Additionally, in connection with the Urgent Communications License Agreement, the Company and IGL entered into an employee transfer agreement, transferring the employee previously supporting this business to an affiliate of IGL.

On September 1, 2025, the Company entered into a reseller cooperation license agreement with IGL (the "Game Developer License Agreement"), pursuant to which the Company licensed the Game Developer website and brand to IGL following a determination by the Company that it would no longer support the website and related business following the completion of the Transaction. The Game Developer License Agreement expires on September 1, 2030 unless earlier terminated by either party in accordance with the terms of the license agreement. There is no revenue share component under the Game Developer License Agreement and the Company retains all intellectual property rights to the underlying website and related business. Additionally, in connection with the Game Developer License Agreement, the Company and IGL entered into an employee transfer agreement, transferring the employees previously supporting this business to an affiliate of IGL.

On November 24, 2025, an ad hoc RPT Committee comprised of Ms. McDowell, Mr. Sanchez, and Ms. Van Houten met to approve, on an interim basis, the extension of Informa TechTarget’s participation in the Informa PLC ShareMatch program to certain international employees. The RPT Committee's approval remains in effect until the earlier of December 31, 2027 or implementation of an equivalent program by Informa TechTarget. Assuming average participation and contribution levels, the Company expects to incur approximately $1 million in relation to participation in the Informa PLC ShareMatch program.

In addition, during 2025, Matthew Tierney, a son of Sean Tierney, our former Chief Technology Officer who retired on September 12, 2025, was employed by a subsidiary of Informa TechTarget with total 2025 compensation paid, including bonus and commissions, of approximately $120,000.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company's bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware law. The Company has also entered into indemnification agreements with its directors. These agreements provide, among other things, that the Company will indemnify the director, under the circumstances and to the extent provided for in the agreement, for expenses and liabilities he or she may be required to pay due to the indemnitee's corporate status to the fullest extent permitted under Delaware law.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

By the Compensation Committee of the Board.

Respectfully submitted,

David Flaschen (Chair)

Sally Ashford

Stephen A. Carter

Christina Van Houten

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Christina Van Houten (Chair)

David Flaschen

Perfecto Sanchez

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2026 is PricewaterhouseCoopers LLP (United States) ("PwC"). Representatives from PwC are expected to be present and will be available to respond to appropriate questions, if any, at the Annual Meeting. PwC will also have the opportunity to make a statement if they desire to do so.

On December 18, 2024, the Audit Committee dismissed Stowe & Degon, LLC ("S&D") as our independent registered public accounting firm and approved the engagement of PwC as our independent registered public accounting firm for the year ended December 31, 2024.

The reports of S&D on the financial statements of Former TechTarget for the fiscal years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During Former TechTarget's fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 18, 2024, and during Informa TechTarget's interim period from January 4, 2024 (inception) through December 18, 2024, there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K) between Former TechTarget and Informa TechTarget, on the one hand, and S&D, on the other hand, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of S&D would have caused it to make reference to the subject matter of the disagreements in its reports on Former TechTarget's or Informa TechTarget's financial statements for such years.

During Former TechTarget's fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 18, 2024, and during Informa TechTarget's interim period from January 4, 2024 (inception) through December 18, 2024, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the aggregate fees for services billed to us by PwC for the years ended December 31, 2024 and December 31, 2025.

Fee Category	2025	2024
Audit fees(1)	5,050,000	12,175,000
Audit-related fees (2)	—	—
Tax fees(3)	—	—
All Other(4)	—	2,124
Total fees	$5,050,000	$12,177,124

(1)
Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements, (c) audits of the Company's subsidiaries that are required by statute or regulation, and (d) services that generally only the Company's independent registered public accounting firm reasonably can provide, such as consents.
(2)
Audit-related fees consist of fees for services performed that are related to the Company's SEC filings and other research and consultation services.
(3)
Tax fees include the aggregate fees for professional services rendered for tax compliance, tax advice and tax planning services.
(4)
All other fees include fees for permitted services other than the services reported in Audit fees, Audit-related fees and Tax fees.

All 2025 services provided by PwC were pre-approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintenance of the auditor's independence.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or is pre-approved in accordance with the pre-approval procedure in effect from time to time.

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PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although stockholder approval of the Audit Committee's appointment of PricewaterhouseCoopers LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 2, the Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking for your advisory (non-binding) vote on the following resolution ("Say on Pay"):

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement for the 2026 Annual Meeting of Stockholders, is hereby APPROVED."

This Say on Pay proposal gives stockholders the opportunity to endorse - or not endorse - our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan. We invite you to consider the details of our executive compensation program and the tables and narrative discussion provided in the "Compensation Discussion and Analysis" section of this Proxy Statement. These will provide you with the valuation of the individual elements of our compensation program and allow you to view the trends in compensation for the years presented. We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. As an advisory vote, this proposal is not binding upon our Board or us. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 3, the Approval, on an advisory (non-binding) basis, of the compensation of our executive officers as described in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company's proxy materials for the 2027 Annual Meeting of Stockholders, a stockholder proposal or a stockholder nomination for director must be in writing and received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 30, 2026, which is 120 days prior to the first anniversary of the mailing date of the Notice. Submission of a proposal or nomination before the deadline does not guarantee its inclusion in the proxy materials.

If you wish to present a proposal or a proposed director candidate at the 2027 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2026 Annual Meeting. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 11, 2027 and no later than March 13, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than ninety days after the first anniversary of the 2026 Annual Meeting, then we must receive the required notice no earlier than 120 days prior to the

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2027 Annual Meeting of Stockholders and no later than the later of (1) 90 days prior to the 2027 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting was first made.

In addition to satisfying the advance notice requirements described above, to comply with the SEC's universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act no later than April 12, 2027.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (617) 431-9200. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company's accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or other means of communication by directors, officers, and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (617) 431-9200. This Proxy Statement and our Form 10-K are available through the investor relations portion of our website at investor.informatechtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about April 29, 2026 at www.edocumentview.com/TTGT.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Informa TechTarget | Proxy Statement for 2026 Annual Meeting of Stockholders	43

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 2:00 P.M. Eastern Daylight Time on June 11, 2026. Online Go to www.envisionreports.com/TTGT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT 2026 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• — – A Proposals — The Board of Directors recommend a vote FOR all nominees, and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 -Sally Ashford 02 -Stephen Carter 03 -David Flaschen 04 -M. Sean Griffey 05 -Don Hawk 06 -Patrick Martell 07 -Gary Nugent 08 -Perfecto Sanchez 09 -Christina Van Houten For Against Abstain For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3. To approve an advisory (non-binding) resolution to approve the our independent registered public accounting firm for the fiscal compensation of our named executive officers. year ending December 31, 2026. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 93DM 0498XB

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of TechTarget, Inc. Stockholders Thursday, June 11, 2026, 2:00 P.M. Eastern Time TechTarget, Inc. 275 Grove Street, Newton, MA 02466 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TTGT • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• TechTarget, Inc. Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2026 The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present, at the 2026 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at 2:00 P.M., Eastern Daylight Time, on Thursday, June 11, 2026, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.